           As filed with the Securities and Exchange Commission on June 21, 2001





                                                      REGISTRATION NO. 333-62172
--------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ----------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933




           EMMIS COMMUNICATIONS CORPORATION                                         EMMIS OPERATING COMPANY
(Exact name of Registrant as specified in its charter)              (Exact name of Registrant as specified in its charter)
                       INDIANA                                                           INDIANA
(State or other jurisdiction of incorporation or organization)    (State or other jurisdiction of incorporation or organization)
                     35-1542018                                                         35-2141064
          (IRS Employer Identification No.)                                 (IRS Employer Identification No.)

                           ONE EMMIS PLAZA, 7TH FLOOR
                               40 MONUMENT CIRCLE
                           INDIANAPOLIS, INDIANA 46204
                                  317-266-0100

    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)



                             J. SCOTT ENRIGHT, ESQ.
                  VICE PRESIDENT AND ASSOCIATE GENERAL COUNSEL
                        EMMIS COMMUNICATIONS CORPORATION
                           ONE EMMIS PLAZA, 7TH FLOOR
                               40 MONUMENT CIRCLE
                           INDIANAPOLIS, INDIANA 46204
                                  317-266-0100
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)



                                   ----------
                                   COPIES TO:

        JOHN C. KENNEDY, ESQ.                   ALAN W. BECKER, ESQ.
PAUL, WEISS, RIFKIND, WHARTON & GARRISON      BOSE MCKINNEY & EVANS LLP
     1285 AVENUE OF THE AMERICAS            135 NORTH PENNSYLVANIA STREET,
    NEW YORK, NEW YORK 10019-6064                   SUITE 2700
             212-373-3000                    INDIANAPOLIS, INDIANA 46204
                                                   317-684-5000
                                   ----------
 APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: As soon as practicable after this
                   Registration Statement becomes effective.

                                   ----------

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]


                                   ----------




                                                          CONTINUED ON NEXT PAGE

     The following direct and indirect subsidiaries of Emmis Communications Corporation and Emmis Operating Company may guarantee certain of the debt securities and are co-registrants under this registration statement:








                                                                                                                 ADDRESS, INCLUDING
                                                                                                                   ZIP CODE, AND
                                                              STATE OR  OTHER                                    TELEPHONE NUMBER,
                                                               JURISDICTION OF             I.R.S. EMPLOYER      INCLUDING AREA CODE,
NAME OF CO-REGISTRANT                                   INCORPORATION OR ORGANIZATION     IDENTIFICATION NO.       OF REGISTRANT
---------------------                                   -----------------------------     ------------------    --------------------
Emmis Radio Corporation                                            Indiana                    35-1705332                 (1)
Emmis Television Broadcasting, L.P.                                Indiana                    35-2051031                 (1)
Emmis Publishing, L.P.                                             Indiana                    35-2039702                 (1)
Emmis Indiana Broadcasting, L.P.                                   Indiana                    35-2039701                 (1)
Emmis Publishing Corporation                                       Indiana                    35-1748335                 (1)
Emmis Meadowlands Corporation                                      Indiana                    35-1756647                 (1)
Topeka Television Corporation                                      Missouri                   48-0889210                 (1)
SJL of Kansas Corp.                                                 Kansas                    48-0547582                 (1)
Emmis International Broadcasting Corporation                      California                  35-2014974                 (1)
Emmis South America Broadcasting Corporation                      California                  35-2086430                 (1)
Emmis Latin America Broadcasting Corporation                      California                  35-2083818                 (1)
Emmis License Corporation                                         California                  95-4662830                 (2)
Emmis Radio License Corporation                                   California                  95-4662829                 (2)
Emmis Television License Corporation                              California                  35-2051237                 (2)
Emmis License Corporation of New York                             California                  95-4662857                 (2)
Emmis Radio License Corporation of New York                       California                  95-4662859                 (2)
Emmis Television License Corporation of Wichita                   California                  31-1750981                 (2)
Emmis Television License Corporation of Topeka                    California                  31-1751188                 (2)

                                   ----------
----------

(1) The address of this registrant is One Emmis Plaza, 7th Floor, 40 Monument Circle, Indianapolis, Indiana 46204 and its telephone number is
    (317) 266-0100.

(2) The address of this registrant is 3500 West Olive Avenue, #300, Burbank, California 91505-4604 and its telephone number is (818) 937-2722.



THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be amended. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any state where the offer or sale is not permitted.



PROSPECTUS



                   SUBJECT TO COMPLETION, DATED JUNE 21, 2001



                                  $500,000,000





          EMMIS COMMUNICATIONS CORPORATION                              EMMIS OPERATING COMPANY
                Class A Common Stock                                        Debt Securities
                  Preferred Stock                                  Guarantees of the Debt Securities
                 Depositary Shares                                of Emmis Communications Corporation
                  Debt Securities
                      Warrants
Guarantees of the Debt Securities of Emmis Operating
                      Company

                                   ----------


         We may offer from time to time:

         o        shares of Class A common stock,

         o        shares of preferred stock,

         o depositary shares representing fractions of shares of preferred stock,

         o debt securities, which may consist of debentures, notes or other types of debt,

         o warrants to purchase common stock, preferred stock or debt securities, and

         o        guarantees of the debt securities of Emmis Operating Company.

         Emmis Operating Company may offer from time to time:

         o debt securities, which may consist of debentures, notes or other types of debt, and

         o        guarantees of our debt securities.

         Some of our direct and indirect wholly-owned subsidiaries may guarantee the debt securities of Emmis or Emmis Operating Company offered under this prospectus.

         The aggregate offering price of the securities offered by us and Emmis Operating Company will not exceed $500,000,000.

         Each time we offer securities, we will provide a supplement to this prospectus that will describe the specific terms of any securities we offer and the specific manner in which we will offer the securities. The prospectus supplements may also add, update or change information contained in this prospectus.

         Our Class A common stock is quoted on the Nasdaq National Market under the symbol "EMMS." Any Class A common stock offered under this prospectus will be listed on the Nasdaq National Market, subject to notice of issuance.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

                 The date of this prospectus is         , 2001.

                                   ----------

                                TABLE OF CONTENTS


Where You Can Find More Information......................................................................2
Incorporation of Documents by Reference..................................................................2
Cautionary Statement Regarding Forward-Looking Statements................................................4
Emmis Communications Corporation.........................................................................5
Recent Developments......................................................................................6
Use of Proceeds..........................................................................................7
Ratio of Earnings to Fixed Charges.......................................................................7
Description of Capital Stock of Emmis....................................................................8
Description of Depositary Shares of Emmis...............................................................11
Description of Debt Securities of Emmis.................................................................15
Description of Warrants of Emmis........................................................................23
Description of Debt Securities of Operating Company.....................................................24
Description of the Guarantees...........................................................................32
Plan of Distribution....................................................................................34
Legal Matters...........................................................................................35
Experts.................................................................................................35

                       WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and file reports, proxy statements and other information with the SEC. We have also filed with the SEC a registration statement on Form S-3 to register the securities offered in this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in that registration statement. For further information about Emmis and the securities offered in this prospectus, you should refer to the registration statement and its exhibits. You may read and copy any document we file with the SEC at the SEC's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices in New York (7 World Trade Center, 13th Floor, New York, New York 10048) and Chicago (Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661). Copies of these reports, proxy statements and information may be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. In addition, the SEC maintains a web site that contains reports, proxy statements and other information regarding registrants, such as us, that file electronically with the SEC. The address of this web site is http://www.sec.gov.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

         This prospectus incorporates by reference important business and financial information about our company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. Any statement modified or superseded by subsequently filed materials shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Subject to the preceding, the information in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference. We incorporate by reference the documents listed below and any other filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to termination of this offering:

         o Our Annual Report on Form 10-K for the fiscal year ended February 28, 2001.

         o        Our Proxy Statement for our 2001 Annual Meeting of
                  Shareholders.

         o Our Current Reports on Form 8-K filed on March 12, March 13 and April 12, 2001.

         o The historical financial statements of Sinclair Broadcast Group, Inc.'s St. Louis Radio Group, KZLA-FM and Lee Enterprises, Incorporated, Certain Broadcasting Operations and pro forma financial statements meeting the requirements of
                  Article 11 of Regulation S-X under the Securities Act from our Registration Statement on Form S-4 filed on June 1, 2001.



         You may request a copy of any of these documents, at no cost, by contacting us in writing or by telephone at our principal executive office:

                        Emmis Communications Corporation
                           One Emmis Plaza, 7th Floor
                               40 Monument Circle
                           Indianapolis, Indiana 46204
                            Telephone: (317) 266-0100

         EXCEPT AS DESCRIBED ABOVE, NO OTHER INFORMATION IS INCORPORATED BY REFERENCE IN THIS PROSPECTUS (INCLUDING, WITHOUT LIMITATION, INFORMATION ON OUR WEBSITE).

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus includes or incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these forward-looking statements by our use of words such as "intend," "plan," "may," "will," "project," "estimate," "anticipate," "believe," "expect," "continue," "potential," "opportunity," and similar expressions, whether in the negative or affirmative. We cannot guarantee that we actually will achieve these plans, intentions or expectations. All statements regarding our expected financial position, business and financing plans are forward-looking statements.

         Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important facts in various cautionary statements in this prospectus that we believe could cause our actual results to differ materially from the forward-looking statements that we make. These include, but are not limited to, those under the heading "Risk Factors" in any prospectus supplement and the following:

         o the ability of our stations and magazines to attract and retain advertisers;

         o the level of our capital expenditures and whether our programming and other expenses continue to increase or increase at a rate faster than expected;

         o whether any pending transactions are completed on the terms and at the times set forth, if at all;

         o financial community and rating agency perceptions of our business, operations and financial condition and the industry in which we operate;

         o the ability of our stations to attract programming and our magazines to attract writers and photographers;

         o uncertainty as to the ability of our stations to increase or sustain audience share for their programs and our magazines to increase or sustain subscriber demand;

         o risks and uncertainties inherent in the radio and television broadcasting and magazine publishing businesses;

         o material adverse changes in economic conditions in the markets of our company;

         o future regulatory actions and conditions in the operating areas of our company; and

         o competition from other media and the impact of significant competition for advertising revenues from other media.

         The forward-looking statements do not reflect the potential impact of any future acquisitions, mergers or dispositions. We undertake no obligation to update or revise any forward-looking statements because of new information, future events or otherwise.

                                   -----------

         In this prospectus, "we," "us," "our," the "company" and "Emmis" refer to Emmis Communications Corporation and its subsidiaries, unless it is clear from the context that we mean only Emmis Communications Corporation. References to Operating Company refer to Emmis Operating Company.

                        EMMIS COMMUNICATIONS CORPORATION

         Emmis is a leading media company with radio broadcasting, television broadcasting and magazine publishing operations. We conduct substantially all of our business operations through our wholly-owned subsidiary, Emmis Operating Company, and its subsidiaries. Approximately 10.8 million listeners currently tune in to our 23 radio stations each week. We currently operate 20 FM and 3 AM stations located primarily in the nation's top 20 radio markets. In the three largest U.S. radio markets, New York, Los Angeles and Chicago, we have developed top performing radio stations that rank in the top ten in terms of primary demographic target audience share according to the Fall 2000 Arbitron Survey. We have also developed strong market positions in Denver, Phoenix, St. Louis, and Indianapolis by clustering our radio stations for demographic audience share.

         The combination of our large market radio presence, the diversity of our station formats and our advertising, sales and programming expertise has allowed us to achieve same-station revenue growth rates in excess of industry-wide growth for recent years. In addition to our strong internal growth, we have demonstrated our ability to selectively acquire underdeveloped properties in desirable markets and create value by improving their ratings, revenues and cash flow through focused marketing and innovative programming techniques.

         We currently own and operate 15 television stations in the United States, reaching approximately 6.1 million television households nationally. We believe that broadcast television has been and will continue to be the most effective way for advertisers to reach mass audiences in local markets. The television stations we currently operate serve geographically diverse, mid-sized markets in the U.S. and have a variety of television network affiliations, including five with CBS, five with Fox, three with NBC, one with ABC and one with WB. We have demonstrated our ability to create value in our television stations by acquiring underperforming television assets and employing strategies similar to those that have proven successful with our radio properties, including focused marketing and sales efforts and innovative programming techniques.

         In addition to our radio and television broadcasting properties, we currently publish eight award-winning city, regional and specialty magazines. Our publications have received a number of industry awards for editorial excellence. Our magazine portfolio currently includes Texas Monthly, Los Angeles, Atlanta, Indianapolis Monthly, Cincinnati Magazine, Country Sampler, Country Marketplace and Wildlife Journal.

         We also operate news and agriculture radio networks in Indiana and own majority interests in a national radio station in Hungary and two radio stations in Buenos Aires, Argentina, including the top ranked stations in each of those markets. In our efforts to enhance the advertiser appeal of our mediums and increase our listening, viewing and reading audiences, we are continually pursuing opportunities to develop complementary products and services using emerging technologies. As part of these efforts, we have led the formation of the Local Media Internet Venture, a consortium of radio broadcasters formed to bring the benefits of scale in technology and content development to a local station's on-line presence.


                                BUSINESS STRATEGY

         We are committed to maintaining our leadership position in broadcasting, enhancing the performance of our broadcast and publishing properties, and distinguishing ourselves through the quality of our operations. Our strategy has the following principal components:

         o develop innovative programming for our radio and television stations based on local market research and audience preferences;

         o emphasize a focused sales and marketing strategy based on advertiser demand and our programming compared to the competitive formats within each market;

         o develop strong local station identities for our television stations allowing viewers and advertisers to identify with the station while building the station's franchise value;

         o pursue strategic acquisitions in desirable markets and enhance their cash flow; and

         o encourage an entrepreneurial management approach that empowers and rewards all employees based on performance and promotes equity ownership in Emmis.

                               RECENT DEVELOPMENTS



         On June 22, 2001, we transferred all of our assets and liabilities to Operating Company, a newly formed wholly-owned subsidiary. As a result we are a holding company and conduct substantially all of our business operations through Operating Company and its subsidiaries. Immediately following the asset transfer, Emmis Escrow Corporation and Emmis Escrow Holding Corporation merged with and into us and we assumed $370 million principal amount at maturity of Emmis Escrow Corporation's 12 1/2% Senior Discount Notes Due 2011.




                                   ----------

         The principal executive offices for both Emmis and Operating Company are located at One Emmis Plaza, 7th Floor, 40 Monument Circle, Indianapolis, Indiana 46204. Their telephone number is (317) 266-0100.

                                 USE OF PROCEEDS

         Unless we state otherwise in the accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes, which may include additions to working capital, repayment or redemption of existing indebtedness and financing of capital expenditures and acquisitions.

                       RATIO OF EARNINGS TO FIXED CHARGES


         The following table sets forth the ratio of earnings to fixed charges for Emmis for the periods indicated (unaudited, dollars in thousands).




                      YEAR ENDED FEBRUARY 28 OR 29,                             PRO FORMA
     --------------------------------------------------------------             ---------
     1997           1998          1999          2000           2001               2001
     ----           ----          ----          ----           ----               ------
     3.4            2.2           1.1           1.1            1.3                N/A(1)

(1) On a pro forma basis, the ratio of earnings to fixed charges for the year ended February 28, 2001 is less than 1.0 and the amount of insufficiency is $25,816. In accordance with applicable rules, depreciation and amortization expense is deducted from earnings when computing the ratio of earnings to fixed charges. Pro forma depreciation and amortization expense for the year ended February 28, 2001 was $103,009.

         Earnings include pretax income from continuing operations, fixed charges, amortization of capitalized interest and our share of pre-tax losses of equity investments and exclude interest capitalized, preferred stock dividend requirements and minority loss of consolidated subsidiaries. Fixed charges include interest expensed and capitalized, amortization of deferred financing expenses, preferred stock dividend requirements and an amount equivalent to interest included in rental charges. We have assumed that one-third of rental expense is representative of the interest factor.

                      DESCRIPTION OF CAPITAL STOCK OF EMMIS

         As of May 25, 2001, our authorized capital stock includes 170,000,000 shares of Class A common stock, $.01 par value per share, 30,000,000 shares of Class B common stock, $.01 par value per share, 30,000,000 shares of Class C common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, $.01 par value per share. Holders of common stock have no preemptive rights. At May 25, 2001, there were 42,100,498 shares of Class A common stock outstanding, and 3,556,837 shares reserved for issuance upon the exercise of outstanding stock options; 5,230,396 shares of Class B common stock outstanding and 1,400,000 shares reserved for issuance upon the exercise of outstanding stock options; no shares of Class C common stock outstanding; and 2,875,000 shares of Series A convertible preferred stock outstanding.

COMMON STOCK

         GENERAL. Our shares of Class A common stock are traded on the Nasdaq National Market under the symbol EMMS. Under Indiana law, shareholders are generally not liable for our debts or obligations. All shares of common stock issued will be duly authorized, fully paid, and non-assessable.

         DIVIDENDS. Holders of record of shares of common stock on the record date fixed by our board of directors are entitled to receive such dividends as may be declared by the board of directors out of funds legally available for such distributions. Emmis may not declare or pay dividends in cash or property on any share of any classes of common stock, however, unless simultaneously the same dividend is declared or paid on each share of the other class of common stock. In the case of any stock dividend, the stock dividend shall be payable at the same rate on each class of common stock and shall be payable only in Class A shares to holders of Class A common stock, in Class B shares to holders of Class B common stock and in Class C shares to holders of Class C common stock. The payment of dividends in cash or in certain of our securities is currently prohibited by our credit facility and restricted by the indenture relating to our senior discount notes and the indenture relating to Operating Company's senior subordinated notes.

         VOTING RIGHTS. Holders of shares of Class A common stock and Class B common stock vote as a single class on all matters submitted to a vote of the shareholders, with each share of Class A common stock entitled to one vote and each share of Class B common stock entitled to ten votes, except:

         o        for the election of two directors;

         o with respect to any proposed "going private" transaction (as defined below) between the Company and Jeffrey H. Smulyan (the holder of all shares of the Class B common stock), or an affiliate of Mr. Smulyan, or any group of which Mr. Smulyan or an affiliate of Mr. Smulyan is a member; and

         o        as otherwise provided by law.

Holders of the shares of Class C common stock have no right to vote on any matter except as otherwise provided by law.

         In the election of directors, the holders of Class A common stock are entitled to vote as a separate class to elect two of our directors, who must be independent directors. For this purpose, an "independent director" means a person who is not an Emmis officer or employee, and who does not have a relationship which, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The holders of Class A common stock and Class B common stock are entitled to elect the remaining directors by voting as a single class with each share of Class A common stock entitled to one vote and each share of Class B common stock entitled to ten votes. Holders of common stock are not entitled to cumulate votes in the election of directors.

         The holders of Class A common stock and Class B common stock vote as a single class with respect to any proposed "going private" transaction, with each share of each class of common stock entitled to one vote per share. A "going private" transaction is any "Rule 13e-3 Transaction," as that term is defined in Rule 13e-3 promulgated under the Exchange Act, between Emmis and Mr. Smulyan, any affiliate of Mr. Smulyan or any group of which Mr. Smulyan or an affiliate of Mr. Smulyan is a member. An "affiliate" is defined as:

         o any individual or entity who or that, directly or indirectly, controls, is controlled by, or is under common control with Mr. Smulyan;

         o any corporation or organization (other than Emmis or a majority-owned subsidiary of Emmis) of which Mr. Smulyan is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of voting securities, or in which Mr. Smulyan has a substantial beneficial interest;

         o        a voting trust or similar arrangement pursuant to which Mr.
                  Smulyan generally controls the vote of the shares of common stock held by or subject to such trust or arrangement;

         o any other trust or estate in which Mr. Smulyan has a substantial beneficial interest or as to which Mr. Smulyan serves as trustee or in a similar fiduciary capacity; or

         o any relative or spouse of Mr. Smulyan, or any relative of such spouse, who has the same residence as Mr. Smulyan.

         Under Indiana law, the affirmative vote of the holders of a majority of the outstanding shares of any class of capital stock is required to approve, among other things, a change in the designation, rights, preferences or limitations of the shares of such class of capital stock.

         LIQUIDATION RIGHTS. Upon liquidation, dissolution or winding-up of Emmis, the holders of Class A common stock, Class B common stock and Class C common stock are entitled to share ratably with each other in all assets available for distribution after payment in full of creditors and payment in full to any holders of our preferred stock then outstanding of any amount required to be paid under the terms of such preferred stock.

         OTHER PROVISIONS. Each share of Class B common stock is convertible, at the option of its holder, into one share of Class A common stock at any time. One share of Class B common stock converts automatically and without the requirement of any further action into one share of Class A common stock upon its sale or other transfer to a person or entity other than Mr. Smulyan or an affiliate of Mr. Smulyan. A pledge of shares of Class B common stock is not considered a transfer for this purpose unless the pledge is enforced. All outstanding shares of Class B common stock will convert automatically and without the requirement of any further action into an equivalent number of shares of Class A common stock upon the earlier of Mr. Smulyan's death or his ceasing to own at least 3,040,000 shares of common stock, as adjusted for any stock splits or stock dividends. The holders of common stock are not entitled to preemptive rights.

         In any merger, consolidation or business combination, the consideration to be received per share by holders of Class A common stock, Class B common stock and Class C common stock must be identical, except that in any such transaction in which shares of common stock are distributed, such shares may differ as to voting rights to the extent that voting rights now differ among the classes of common stock. No class of common stock may be subdivided, consolidated, reclassified or otherwise changed unless concurrently the other classes of common stock are subdivided, consolidated, reclassified or otherwise changed in the same proportion and in the same manner.

         FOREIGN OWNERSHIP. Our articles of incorporation restrict the ownership, voting and transfer of our capital stock, including the Class A common stock, in accordance with the Communications Act and the rules of the FCC, to prohibit ownership of more than 25% of our outstanding capital stock or more than 25% of the voting rights it represents by or for the account of aliens (as defined in the Communications Act) or corporations otherwise subject to domination or control by aliens. The articles of incorporation authorize our board of directors to prohibit any transfer of our capital stock that would cause Emmis to violate this prohibition. In addition, the articles of incorporation provide that shares of our capital stock determined by the board of directors to be beneficially owned by an alien shall always be subject to redemption by Emmis by action of the board of directors to the extent necessary, in the judgment of the board of directors, to comply with the alien ownership restrictions of the Communications Act and FCC rules. The articles of incorporation further authorize our board of directors to adopt such provisions as it deems necessary to enforce these alien ownership restrictions.

         REGISTRAR AND TRANSFER AGENT. The registrar and transfer agent for our common stock is First Union National Bank, Charlotte, North Carolina.

PREFERRED STOCK

         Under our articles of incorporation, our board of directors is authorized, without further shareholder action, to issue up to 10,000,000 shares of preferred stock, $.01 par value, in one or more series, with such voting powers or without voting powers, and with such designations, preferences and relative participation, optional or other special rights, and qualifications, limitations or restrictions, as are set forth in the designating amendment relating to the preferred stock. In October 1999, we issued 2,875,000 shares of Series A convertible preferred stock in a registered offering.

         Our shares of Series A convertible preferred stock are traded on the Nasdaq National Market under the symbol EMMSP. The Series A convertible preferred stock has a liquidation performance of $50 per share, and pays 6.25% cumulative annual cash dividends, payable quarterly in arrears. The shares of Series A convertible preferred stock are convertible into shares of Class A common stock at any time at a conversion price of $39.0625 per share, subject to adjustment. In addition, these shares may be redeemed by us, at our option, at a redemption premium of 104.911%, plus accumulated and unpaid dividends, on or after April 15, 2001 but prior to October 15, 2002 if the trading price for our Class A common stock equals or exceeds established per share prices. Beginning on October 15, 2002, these shares may be redeemed, at any time at established redemption premiums, plus accumulated and unpaid dividends. Unless otherwise provided in the applicable prospectus supplement, shares of preferred stock issued under this prospectus will rank pari passu with the Series A convertible preferred stock.

         The following is a description of certain general terms and provisions of the shares of our preferred stock. The particular terms of any series of preferred stock will be described in the applicable prospectus supplement. If so indicated in a prospectus supplement, the terms of any such series may differ from the terms set forth below.

         The summary of the terms of the shares of our preferred stock contained in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our Articles of Incorporation relating to each series of preferred stock, which will be filed as an exhibit to or incorporated by reference in this prospectus at or prior to the time of issuance of any such series of preferred stock.

         The applicable prospectus supplement will set forth the number of shares, particular designation, relative rights and preferences and the limitations of any series of preferred stock in respect of which this prospectus is delivered. The particular terms of any such series will include the following:

         o the maximum number of shares to constitute the series and the designation of the series;

         o the annual dividend rate, if any, on shares of the series, whether such rate is fixed or variable or both, the date or dates from which dividends will begin to accrue or accumulate, whether dividends will be cumulative and whether such dividends shall be paid in cash, shares of common stock or otherwise;

         o whether the shares of the series will be redeemable and, if so, the price at and the terms and conditions on which the shares of the series may be redeemed, including the time during which shares of the series may be redeemed and any accumulated dividends thereon that the holders of shares of the series shall be entitled to receive upon the redemption thereof;

         o the liquidation preference, if any, applicable to shares of the series;

         o whether the shares of the series will be subject to operation of a retirement or sinking fund and, if so, the extent and manner in which any such fund shall be applied to the purchase or redemption of the shares of the series for retirement or for other corporate purposes, and the terms and provisions relating to the operation of such fund;

         o the terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock of Emmis or any series of any other class or classes, or of any other series of the same class, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

         o        the voting rights, if any, of the shares of the series;

         o the currency or units based on or relating to currencies in which such series is denominated and/or in which payments will or may be payable;

         o the methods by which amounts payable in respect of such series may be calculated and any commodities, currencies or indices, or price, rate or value, relevant to such calculation;

         o any listing of the shares of the series on a securities exchange; and

         o any other preferences and relative, participating, optional or other rights or qualifications, limitations or restrictions thereof.

         Any material United States federal income tax consequences and other special considerations with respect to any preferred stock offered under this prospectus will be described in the applicable prospectus supplement.

                    DESCRIPTION OF DEPOSITARY SHARES OF EMMIS

GENERAL

         We may issue depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. We will deposit with a depositary (the "preferred stock depositary") shares of preferred stock of each series represented by depositary shares. We will enter into a deposit agreement (each a "deposit agreement") with the preferred stock depositary and holders from time to time of the depositary receipts issued by the preferred stock depositary which evidence the depositary shares ("depositary receipts"). Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the holder's fractional interest in the preferred stock, to all the rights and preferences of the series of the preferred stock represented by the depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

         Immediately after we issue and deliver the preferred stock to a preferred stock depositary, we will cause the preferred stock depositary to issue the depositary receipts on our behalf. You may obtain copies of the applicable form of deposit agreement and depositary receipt from us upon request. The statements made in this section relating to the deposit agreement and the depositary receipts are summaries of certain anticipated provisions. These summaries are not complete and we may modify them in a prospectus supplement. For more detail, we refer you to the deposit agreement itself, which we will file as an exhibit to the registration statement.

DIVIDENDS AND OTHER DISTRIBUTIONS

         The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary receipts in proportion to the number of the depositary receipts owned by the holders, subject to the obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary.

         In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts in proportion to the number of the depositary receipts owned by the holders, unless the preferred stock depositary determines that it is not feasible to make the distribution, in which case the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

         No distribution will be made in respect of any depositary share that represents any preferred stock converted into other securities.

WITHDRAWAL OF STOCK

         Upon surrender of the depositary receipts at the corporate trust office of the preferred stock depositary (unless we have previously called for redemption or converted into other securities the related depositary shares), the holders will be entitled to delivery at that office of the number of whole or fractional shares of the preferred stock and any money or other property represented by the depositary shares. Holders of depositary receipts will be entitled to receive shares of the related preferred stock as specified in the applicable prospectus supplement, but holders of the shares of preferred stock will not thereafter be entitled to receive depositary shares.

REDEMPTION OF DEPOSITARY SHARES

         Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will concurrently redeem the number of depositary shares representing shares of the preferred stock so redeemed, provided we have paid the applicable redemption price for the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us.

         From and after the date fixed for redemption:

         o all dividends in respect of the shares of preferred stock called for redemption will cease to accrue;

         o the depositary shares called for redemption will no longer be deemed to be outstanding; and

         o all rights of the holders of the depositary receipts evidencing the depositary shares called for redemption will cease, except the right to receive any moneys payable upon the redemption and any money or other property to which the holders of the depositary receipts were entitled upon redemption and surrender to the preferred stock depositary.

VOTING OF THE PREFERRED STOCK

         Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts. Each record holder of these depositary receipts on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by the holder's depositary shares. The preferred stock depositary will vote the amount of preferred stock represented by the depositary shares in accordance with the instructions, and we will agree to take all reasonable action necessary to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the amount of preferred stock represented by the depositary shares for which it does not receive specific instructions from the holders of depositary receipts evidencing the depositary shares. The preferred stock depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote made, as long as the action or non-action is in good faith and does not result from the preferred stock depositary's negligence or willful misconduct.

LIQUIDATION PREFERENCE

         If we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares, as set forth in the applicable prospectus supplement.

CONVERSION OF PREFERRED STOCK

         The depositary shares, as such, are not convertible into any class of our common stock or any of our other securities or property. Nevertheless, if we so specify in the applicable prospectus supplement relating to an offering of depositary shares, holders may surrender depositary receipts to the preferred stock depositary with written instructions to the preferred stock depositary to instruct us to convert the preferred stock represented by the depositary shares into whole shares of the specified class of common stock, other shares of our preferred stock or other shares of stock. We have agreed that upon receipt of the instructions and any amounts payable, we will convert the depositary shares using the same procedures as those provided for converting preferred stock. If the depositary shares evidenced by a depositary receipt are to be converted in part only, the preferred stock depositary will issue a new depositary receipt(s) for any depositary shares not converted. No fractional shares of common stock will be issued upon conversion, and if the conversion would result in a fractional share being issued, we will pay an amount in cash equal to the value of the fractional interest based upon the closing price, if any, of the applicable class common stock on the last business day prior to the conversion.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

         We may amend the form of depositary receipt and any provision of the deposit agreement at any time by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred stock will not be effective unless the holders of at least a majority of the depositary shares evidenced by the depositary receipts then outstanding approve the amendment. No amendment will impair the right, subject to the exceptions set forth in the depositary agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred stock and all money and other property, if any, represented by the depositary receipt, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold the receipt, to consent and agree to the amendment and to be bound by the deposit agreement as amended.

         We may terminate the deposit agreement upon not less than 30 days' prior written notice to the preferred stock depositary if a majority of each series of preferred stock affected by the termination consents to the termination. Upon termination, the preferred stock depositary will deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional shares of preferred stock represented by the depositary shares evidenced by the depositary receipts together with any other property held by the preferred stock depositary with respect to the depositary receipt.

         In addition, the deposit agreement will automatically terminate if:

         o        all outstanding depositary shares have been redeemed;

         o there has been a final distribution of the related preferred stock in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of depositary receipts evidencing the depositary shares representing the preferred stock; or

         o each share of the related preferred stock has been converted into our securities which are not represented by depositary shares.

CHARGES OF PREFERRED STOCK DEPOSITARY

         We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred stock depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred stock depositary for any duties requested by the holders to be performed which are outside of those expressly provided for in the deposit agreement.

RESIGNATION AND REMOVAL OF DEPOSITARY

         The preferred stock depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred stock depositary. Any such resignation or removal will take effect upon our appointment of a successor preferred stock depositary. We must appoint a successor preferred stock depositary within 60 days after delivery of the notice of resignation or removal, and any preferred stock depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

MISCELLANEOUS

         The preferred stock depositary will forward to holders of depositary receipts any reports and communications the preferred stock depositary receives from us relating to the preferred stock.

         We will not be liable, nor will the preferred stock depositary be liable, if we are prevented from or delayed in, by law or any circumstances beyond our control, performing our obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performing our duties in good faith and without negligence (in the case of any action or inaction in the voting of preferred stock represented by the depositary shares), gross negligence or willful misconduct. We will not be obligated, nor will the preferred stock depositary be obligated, to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of preferred stock represented thereby unless satisfactory indemnity is furnished to us. We may rely, and the preferred stock depositary may rely, on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock represented thereby for deposit, holders of depositary receipts or other persons we believe in good faith to be competent to give such information, and on documents we believe in good faith to be genuine and signed by a proper party.

         In the event the preferred stock depositary receives conflicting claims, requests or instructions from holders of depositary receipts, on the one hand, and us, on the other hand, the preferred stock depositary will be entitled to act on such claims, requests or instructions received from us.

                     DESCRIPTION OF DEBT SECURITIES OF EMMIS

         We may issue senior or subordinated debt securities. The senior debt securities will constitute part of our senior debt, will be issued under a senior debt indenture, and will rank on a parity with all of our other unsecured and unsubordinated debt. The subordinated debt securities will be issued under a subordinated debt indenture, and will be subordinate and junior in right of payment, as set forth in the subordinated debt indenture, to all of our senior indebtedness. If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information we incorporate in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter. We refer to our senior debt indenture and our subordinated debt indenture individually as an "indenture" and collectively as the "indentures." The forms of the indentures are exhibits to the registration statement we filed with the SEC, of which this prospectus is a part.

         We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and each investor should refer to the applicable indenture, which describes completely the terms and definitions summarized below and contains additional information regarding the debt securities. Any reference to particular sections or defined terms of the applicable indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.

GENERAL

         The debt securities that may be offered under the indentures are not limited in aggregate principal amount. We may issue debt securities at one or more times in one or more series. Each series of debt securities may have different terms. The terms of any series of debt securities will be described in, or determined by action taken pursuant to, a resolution of our board of directors or in a supplement to the indenture relating to that series.

         The prospectus supplement, including any related pricing supplement, relating to any series of debt securities that we may offer will state the price or prices at which the debt securities will be offered, and will contain the specific terms of that series. These terms may include the following:

         o        the title of the series of debt securities;

         o whether the debt securities are senior debt securities or subordinated debt securities or any combination thereof;

         o the purchase price, denomination and any limit on the aggregate principal amount of the debt securities;

         o the date or dates on which principal and premium, if any, on the debt securities will be payable;

         o the terms and conditions, if any, under which the debt securities may be converted into or exchanged for Class A common stock or other securities;

         o the rate or rates at which the debt securities will bear interest, if any, or the method of calculating the rate or rates of interest, the date or dates from which interest will accrue or the method by which the date or dates will be determined, the dates on which interest will be payable, and any regular record date for payment of interest;

         o the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;

         o any covenants to which Emmis may be subject with respect to the debt securities;

         o the place or places where the debt securities may be exchanged or transferred;

         o the terms and conditions upon which we may redeem the debt securities, in whole or in part, at our option;

         o the terms and conditions upon which we may be obligated to redeem or purchase the debt securities under any sinking fund or similar provisions or upon the happening of a specified event or at the option of a holder;

         o the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000;

         o if other than U.S. dollars, the currency or currencies, including the currency unit or units, in which payments of principal of, premium, if any, and interest on the debt securities will or may be payable, or in which the debt securities shall be denominated, and any particular related provisions;

         o if we or a holder may elect that payments of principal of, premium, if any, or interest on the debt securities be made in a currency or currencies, including currency unit or units, other than that in which the debt securities are denominated or designated to be payable, the currency or currencies in which such payments are to be made, including the terms and conditions applicable to any payments and the manner in which the exchange rate with respect to such payments will be determined, and any particular related provisions;

         o if the amount of payments of principal of, premium, if any, and interest on debt securities are determined with reference to an index, formula or other method, which may be based, without limitation, on a currency or currencies other than that in which the debt securities are denominated or designated to be payable, the index, formula or other method by which the amounts will be determined;

         o if other than the full principal amount, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of maturity;

         o the applicability of the provisions described in "--Defeasance and Covenant Defeasance" below;

         o whether the subordination provisions summarized below or different subordination provisions will apply to any debt securities that are subordinated debt securities;

         o        the events of default;

         o any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;

         o any provisions relating to the satisfaction and discharge of the debt securities;

         o if we will issue the debt securities in whole or in part in the form of global securities; and

         o        any other terms of the debt securities.

         The debt securities may be offered and sold at a substantial discount below their stated principal amount and may be "original issue discount securities." "Original issue discount securities" will bear no interest or interest at a rate below the prevailing market rate at the time of issuance. In addition, less than the entire principal amount of these securities will be payable upon declaration of acceleration of their maturity. We will describe any United States federal income tax consequences and other special considerations applicable to any such original issue discount securities in the applicable prospectus supplement.

EXCHANGE, REGISTRATION, TRANSFER AND PAYMENT

         Unless otherwise indicated in the applicable prospectus supplement, the principal of, premium, if any, and interest on the debt securities will be payable, and the exchange of and the transfer of debt securities will be registrable, at our office or agency maintained for such purpose in New York and at any other office or agency maintained for that purpose. We will issue the debt securities in denominations of $1,000 or integral multiples of $1,000. Unless otherwise provided in the debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge imposed because of the transactions.

         All money paid by us to a paying agent for the payment of principal of, premium, if any, or interest on any debt security which remains unclaimed for one year after the principal, premium or interest has become due and payable may be repaid to us, and thereafter the holder of the debt security may look only to us for payment of those amounts.

         In the event of any redemption, we will not be required to (a) issue, register the transfer of or exchange the debt securities of any series during a period beginning 15 days before the mailing of a notice of redemption of debt securities of that series to be redeemed and ending on the date of the mailing or (b) register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part.

GLOBAL DEBT SECURITIES AND BOOK-ENTRY SYSTEM

         The following provisions will apply to the debt securities of any series if the prospectus supplement relating to such series so indicates.

         Unless otherwise indicated in the applicable prospectus supplement, the debt securities of that series will be issued in book-entry form and will be represented by one or more global securities registered in the name of The Depository Trust Company, New York, or its nominee. This means that we will not issue certificates to each holder. Each global security will be issued to DTC, which will keep a computerized record of its participants, such as your broker, whose clients have purchased debt securities. Each participant will then keep a record of its clients who purchased the debt securities. Unless it is exchanged in whole or in part for a certificate, a global security may not be transferred, except that DTC, its nominees, and their successors may transfer a global security as a whole to one another.

         Beneficial interests in global securities will be shown on, and transfers of global securities will be made only through, records maintained by DTC and its participants. If you are not a participant in DTC, you may beneficially own debt securities held by DTC only through a participant.

         The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act. DTC holds the securities that its participants deposit. DTC also records the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants' accounts. This eliminates the need to exchange certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The rules that apply to DTC and its participants are on file with the SEC.

         DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a participant.

         DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

         We will wire payments of principal, premium, if any, and interest to DTC's nominee. We and the trustee will treat DTC's nominee as the owner of the global securities for all purposes. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global securities.

         It is DTC's current practice, upon receipt of any payment of principal or interest, to credit participants' accounts on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to participants whose accounts are credited with debt securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global securities, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interests, as is the case with debt securities held for the account of customers registered in "street name." However, payments will be the responsibility of the participants and not of DTC, the trustee or us.

         So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the indenture. Owners of beneficial interests in a global security (a) will not be entitled to have the debt securities represented by that global security registered in their names, (b) will not receive or be entitled to receive physical delivery of the debt securities in definitive form, and (c) will not be considered the owners or holders of the debt securities under the indenture. We will issue debt securities of any series then represented by global securities in definitive form in exchange for those global securities if:

         o DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by us within 90 days; or

         o we determine not to require all of the debt securities of a series to be represented by a global security.

         If we issue debt securities in definitive form in exchange for a global security, an owner of a beneficial interest in the global security will be entitled to have debt securities equal in principal amount to the beneficial interest registered in its name and will be entitled to physical delivery of those debt securities in definitive form. Debt securities issued in definitive form will, except as set forth in the applicable prospectus supplement, be issued in denominations of $1,000 and any multiple of $1,000 and will be issued in registered form only, without coupons.

INDENTURES

         Debt securities that will be senior debt will be issued under a senior indenture between us and The Bank of Nova Scotia Trust Company of New York, as trustee. We call that indenture, as it may be supplemented from time to time, the Senior Debt Indenture. Debt securities that will be subordinated debt will be issued under a subordinated indenture between us and The Bank of Nova Scotia Trust Company of New York, as trustee. We call that indenture, as it may be supplemented from time to time, the Subordinated Debt Indenture. We refer to The Bank of Nova Scotia Trust Company of New York as the "senior debt indenture trustee" or as the "subordinated debt indenture trustee" as the context may require.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

         Holders of subordinated debt securities should recognize that contractual provisions in the Subordinated Debt Indenture may prohibit us from making payments on these securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the Subordinated Debt Indenture, to all of our senior indebtedness.

         Unless otherwise provided in the applicable prospectus supplement, the subordination provisions of the Subordinated Debt Indenture will apply to subordinated debt securities. The Subordinated Debt Indenture provides that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, or provision has been made to make these payments in full, no payment of principal of, or any premium or interest on, any subordinated debt securities may be made in the event:

         o of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings involving us or a substantial part of our property;

         o that (a) a default has occurred in the payment of principal, any premium, interest or other monetary amounts due and payable on any senior indebtedness or (b) there has occurred any other event of default concerning senior indebtedness, that permits the holder or holders of the senior indebtedness to accelerate the maturity of the senior indebtedness, with notice or passage of time, or both, and that event of default has continued beyond the applicable grace period, if any, and that default or event of default has not been cured or waived or has not ceased to exist; or

         o that the principal of and accrued interest on any subordinated debt securities have been declared due and payable upon an event of default as defined under the Subordinated Debt Indenture and that declaration has not been rescinded and annulled as provided under the Subordinated Debt Indenture.


         The subordinated debt securities may have such other subordination provisions as are set forth in the applicable prospectus supplement.


CONSOLIDATION, MERGER AND SALE OF ASSETS

         We may not consolidate or merge with or into any other person, including any other entity, or convey, transfer or lease all or substantially all of our properties and assets to any person or group of affiliated persons unless:

         o we are the continuing corporation or the person, if other than us, formed by such consolidation or with which or into which we are merged or the person to which all or substantially all our properties and assets are conveyed, transferred or leased is a corporation or other entity organized and existing under the laws of the United States, any of its States or the District of Columbia and expressly assumes our obligations under the debt securities and each indenture; and

         o immediately after giving effect to the transaction, there is no default and no event of default under the relevant indenture.

         If we consolidate with or merge into any other corporation or entity or convey, transfer or lease all or substantially all of our property and assets as described in the preceding paragraph, the successor corporation or entity shall succeed to and be substituted for us, and may exercise our rights and powers under the indentures, and thereafter, except in the case of a lease, we will be relieved of all obligations and covenants under the indentures and all outstanding debt securities.

EVENTS OF DEFAULT

         Unless otherwise specified in the applicable prospectus supplement, "events of default" under each indenture with respect to debt securities of any series will include:

         o default in the payment of interest on any debt security of that series when due that continues for a period of 30 days;

         o default in the payment of principal of or premium on any debt security of that series when due;

         o default in the deposit of any sinking fund payment on that series for five days after it becomes due;

         o failure to comply with any of our other agreements contained in the indenture for a period of 60 days after written notice to us in accordance with the terms of the indenture;

         o failure to pay when due the principal of, or acceleration of, any indebtedness for money borrowed by us in excess of the amount specified in the indenture, if the indebtedness is not discharged, or the acceleration is not annulled, within 30 days of our receiving written notice of the failure in accordance with the indenture;

         o        certain events of bankruptcy, insolvency or reorganization;
                  and

         o any other events of default specified in the applicable prospectus supplement.

         No event of default with respect to a particular series of debt securities, except as to certain events involving bankruptcy, insolvency or reorganization with respect to us, necessarily constitutes an event of default with respect to any other series of debt securities.

         In general, each indenture obligates the trustee to give notice of a default with respect to a series of debt securities to the holders of that series. The trustee may withhold notice of any default, except a default in payment on any debt security, if the trustee determines it is in the best interest of the holders of that series to do so.

         If there is a continuing event of default, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of an affected series may require us to repay immediately the unpaid principal, or if the debt securities of that series are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series, of and interest on all debt securities of that series. Subject to certain conditions, the holders of a majority in principal amount of the debt securities of a series may rescind our obligation to accelerate repayment and may waive past defaults, except a default in payment of the principal of and premium, if any, and interest on any debt security of that series and some covenant defaults under the terms of that series.

         Under the terms of each indenture, the trustee may refuse to enforce the indenture or the debt securities unless it first receives satisfactory security or indemnity from the holders of debt securities. Subject to limitations specified in each indenture, the holders of a majority in principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

         No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to each indenture or for the appointment of a receiver or trustee, or for any other remedy under each indenture except as set forth in the applicable prospectus supplement.

         Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on the debt security on or after the due dates expressed in the debt security and to institute suit for the enforcement of any such payment.

         Each indenture requires us to furnish to the trustee annually a certificate as to our compliance with such indenture.

SATISFACTION AND DISCHARGE

         We can discharge or defease our obligations under the indentures as stated below or as provided in the applicable prospectus supplement.

         Unless otherwise provided in the applicable prospectus supplement, we may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or United States government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.

MODIFICATION OF THE INDENTURES

         Each indenture permits us and the relevant trustee to amend the indenture without the consent of the holders of any of the debt securities:



         o to evidence the succession of another corporation or entity and the assumption of our covenants under such indenture and the debt securities;



         o to add to our covenants or to the events of default or to make certain other changes which would not adversely affect in any material respect the holder of any outstanding debt securities;

         o        to cure any ambiguity, defect or inconsistency; and

         o        for other purposes as described in each indenture.

         Each indenture also permits us and the trustee, with the consent of the holders of a majority in principal amount of the debt securities of each series affected by the amendment, with each such series voting as a class, to add any provisions to or change or eliminate any of the provisions of such indenture or any supplemental indenture or to modify the rights of the holders of debt securities of each series, provided, however, that, without the consent of the holder of each debt security so affected, no such amendment may:

         o change the maturity of the principal of or premium, if any, or any installment of principal or interest on any debt security;

         o reduce the principal amount of any debt security, or the rate of interest or any premium payable upon the redemption, repurchase or repayment of any debt security, or change the manner in which the amount of any of the foregoing is determined;

         o reduce the amount of principal payable upon acceleration of maturity;

         o change the place of payment where, or the currency or currency unit in which, any debt security or any premium or interest on the debt security is payable;

         o reduce the percentage in principal amount of affected debt securities the consent of whose holders is required for amendment of the indenture or for waiver of compliance with some provisions of the indenture or for waiver of some defaults; or

         o modify the provisions relating to waiver of some defaults or any of the provisions relating to amendment of the indenture except to increase the percentage required for consent or to provide that some other provisions of the indenture may not be modified or waived.

         The holders of a majority in principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of that series, waive, insofar as is applicable to that series, our compliance with some restrictive provisions of the indentures.

         We may not amend the Subordinated Debt Indenture to alter the subordination of any outstanding subordinated debt securities in a manner adverse to the holders of senior indebtedness without the written consent of the holders of senior indebtedness then outstanding under the terms of such senior indebtedness.

DEFEASANCE AND COVENANT DEFEASANCE

         Except as provided in the applicable prospectus supplement, we may elect either

         o to be discharged from all our obligations in respect of debt securities of any series, except for our obligations to register the transfer or exchange of debt securities, to replace temporary, destroyed, stolen, lost or mutilated debt securities, to maintain paying agencies and to hold monies for payment in trust (we will refer to this discharge as "defeasance"), or

         o to be released from our obligations to comply with some restrictive covenants applicable to the debt securities of any series (we will refer to this release as "covenant defeasance");

in either case upon the deposit with the trustee, or other qualifying trustee, in trust, of money and/or U.S. government obligations which will provide money sufficient to pay all principal of and any premium and interest on the debt securities of that series when due. We may establish such a trust only if, among other things, we have received an opinion of counsel to the effect that the holders of debt securities of the series (a) will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance or covenant defeasance and (b) will be subject to federal income tax on the same amounts, and in the same manner and at the same times as would have been the case if the deposit, defeasance or covenant defeasance had not occurred. The opinion, in the case of defeasance under the first bullet point above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax laws occurring after the date of the relevant indenture.

         We may exercise the defeasance option with respect to debt securities notwithstanding our prior exercise of the covenant defeasance option. If we exercise the defeasance option, payment of the debt securities may not be accelerated because of a default. If we exercise the covenant defeasance option, payment of the debt securities may not be accelerated by reason of a default with respect to the covenants to which covenant defeasance is applicable. However, if the acceleration were to occur by reason of another default, the realizable value at the acceleration date of the money and U.S. government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

CONVERSION RIGHTS



         The terms and conditions, if any, on which debt securities being offered are convertible into Class A common stock or other of our securities will be set forth in an applicable prospectus supplement. Those terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event that the debt securities are redeemed.



REGARDING THE TRUSTEE

         The Bank of Nova Scotia Trust Company of New York will serve as the senior debt indenture trustee and as the subordinated debt indenture trustee. The Bank of Nova Scotia Trust Company of New York currently serves as trustee under the indenture governing our senior discount notes.

         Each indenture contains limitations on the rights of the trustee, should the trustee become our creditor, to obtain payment of claims in some cases, or to realize on specified property received in respect of these claims, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates, provided, however, that if it acquires any conflicting interest as described under the Trust Indenture Act of 1939, it must eliminate the conflict or resign.

                        DESCRIPTION OF WARRANTS OF EMMIS

         Emmis may issue warrants to purchase shares of Class A common stock, preferred stock or debt securities. Warrants may be issued, subject to regulatory approvals, independently or together with any shares of common stock, preferred stock or debt securities and may be attached to or separate from such shares of common stock or preferred stock or debt securities. Each series of warrants will be issued under a separate warrant agreement (each, a "Warrant Agreement") to be entered into between Emmis and a warrant agent (each, a "Warrant Agent"). The Warrant Agent will act solely as an agent of Emmis in connection with the Warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following sets forth certain general terms and provisions of the warrants offered hereby. Further terms of the warrants and the applicable Warrant Agreement will be set forth in the applicable prospectus supplement.

         The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

         o        the title of the warrants;

         o the securities (which may include shares of Class A common stock or preferred stock or debt securities) for which the warrants are exercisable;

         o        the price or prices at which the warrants will be issued;

         o        the periods during which the warrants are exercisable;

         o the number of shares of Class A common stock or preferred stock or the amount of debt securities for which each warrant is exercisable;

         o the exercise price for the warrants, including any changes to or adjustments in the exercise price;

         o the currency or currencies, including composite currencies, in which the exercise price of the warrants may be payable;

         o if applicable, the designation and terms of the series of preferred stock with which the warrants are issued;

         o if applicable, the terms of the debt securities with which the warrants are issued;

         o the number of warrants issued with each share of Class A common stock or preferred stock;

         o if applicable, the date on and after which the warrants and the related Class A common stock, preferred stock or debt securities will be separately transferable;

         o        any listing of the warrants on a securities exchange;

         o if applicable, a discussion of material United States federal income tax consequences and other special considerations with respect to any warrants; and

         o any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of such warrants.

               DESCRIPTION OF DEBT SECURITIES OF OPERATING COMPANY

         Operating Company may issue senior or subordinated debt securities. The senior debt securities will constitute part of its senior debt, will be issued under a senior debt indenture and will rank on a parity with all of its other unsecured and unsubordinated debt. The subordinated debt securities will be issued under its subordinated debt indenture and will be subordinate and junior in right of payment, as set forth in the subordinated debt indenture, to all of Operating Company's senior indebtedness. If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information we incorporate in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter. Operating Company refers to its senior debt indenture and its subordinated debt indenture individually as an "indenture" and collectively as the "indentures." The forms of the indentures are exhibits to the registration statement Operating Company filed with the SEC, of which this prospectus is a part.

         Operating Company has summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and each investor should refer to the applicable indenture, which describes completely the terms and definitions summarized below and contains additional information regarding the debt securities. Any reference to particular sections or defined terms of the applicable indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.

GENERAL

         The debt securities that may be offered under the indentures are not limited in aggregate principal amount. Operating Company may issue debt securities at one or more times in one or more series. Each series of debt securities may have different terms. The terms of any series of debt securities will be described in, or determined by action taken pursuant to, a resolution of Operating Company's board of directors or in a supplement to the indenture relating to that series.

         The prospectus supplement, including any related pricing supplement, relating to any series of debt securities that Operating Company may offer will state the price or prices at which the debt securities will be offered, and will contain the specific terms of that series. These terms may include the following:

         o        the title of the series of debt securities;

         o whether the debt securities are senior debt securities or subordinated debt securities or any combination thereof;

         o the purchase price, denomination and any limit on the aggregate principal amount of the debt securities;

         o the date or dates on which principal and premium, if any, on the debt securities will be payable;



         o the terms and conditions, if any, under which the debt securities may be converted into or exchanged for Class A common stock or other securities;



         o the rate or rates at which the debt securities will bear interest, if any, or the method of calculating the rate or rates of interest, the date or dates from which interest will accrue or the method by which the date or dates will be determined, the dates on which interest will be payable, and any regular record date for payment of interest;

         o the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;

         o any covenant to which Operating Company may be subject with respect to the debt securities,

         o the place or places where the debt securities may be exchanged or transferred;

         o the terms and conditions upon which Operating Company may redeem the debt securities, in whole or in part, at our option;

         o the terms and conditions upon which Operating Company may be obligated to redeem or purchase the debt securities under any sinking fund or similar provisions or upon the happening of a specified event or at the option of a holder;

         o the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000;

         o if other than U.S. dollars, the currency or currencies, including the currency unit or units, in which payments of principal of, premium, if any, and interest on the debt securities will or may be payable, or in which the debt securities shall be denominated, and any particular related provisions;

         o if Operating Company or a holder may elect that payments of principal of, premium, if any, or interest on the debt securities be made in a currency or currencies, including currency unit or units, other than that in which the debt securities are denominated or designated to be payable, the currency or currencies in which such payments are to be made, including the terms and conditions applicable to any payments and the manner in which the exchange rate with respect to such payments will be determined, and any particular related provisions;

         o if the amount of payments of principal of, premium, if any, and interest on debt securities are determined with reference to an index, formula or other method, which may be based, without limitation, on a currency or currencies other than that in which the debt securities are denominated or designated to be payable, the index, formula or other method by which the amounts will be determined;

         o if other than the full principal amount, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of maturity;

         o the applicability of the provisions described in "--Defeasance and Covenant Defeasance" below'

         o        the events of default;

         o whether the subordination provisions summarized below or different subordination provisions will apply to any debt securities that are subordinated debt securities;

         o any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;

         o any provisions relating to the satisfaction and discharge of the debt securities;

         o if we will issue the debt securities in whole or in part in the form of global securities; and

         o        any other terms of the debt securities.

         The debt securities may be offered and sold at a substantial discount below their stated principal amount and may be "original issue discount securities." "Original issue discount securities" will bear no interest or interest at a rate below the prevailing market rate at the time of issuance. In addition, less than the entire principal amount of these securities will be payable upon declaration of acceleration of their maturity. Operating Company will describe any United States federal income tax consequences and other special considerations applicable to any such original issue discount securities in the applicable prospectus supplement.

EXCHANGE, REGISTRATION, TRANSFER AND PAYMENT

         Unless otherwise indicated in the applicable prospectus supplement, the principal of, premium, if any, and interest on the debt securities will be payable, and the exchange of and the transfer of debt securities will be registrable, at the office or agency maintained by Operating Company for such purpose in New York and at any other office or agency maintained for that purpose. Operating Company will issue the debt securities in denominations of $1,000 or integral multiples of $1,000. Unless otherwise provided in the debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange of the debt securities, but Operating Company may require payment of a sum sufficient to cover any tax or other governmental charge imposed because of the transactions.

         All money paid by Operating Company to a paying agent for the payment of principal of, premium, if any, or interest on any debt security which remains unclaimed for one year after the principal, premium or interest has become due and payable may be repaid to Operating Company, and thereafter the holder of the debt security may look only to Operating Company for payment of those amounts.

         In the event of any redemption, Operating Company will not be required to (a) issue, register the transfer of or exchange the debt securities of any series during a period beginning 15 days before the mailing of a notice of redemption of debt securities of that series to be redeemed and ending on the date of the mailing or (b) register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part.

GLOBAL DEBT SECURITIES AND BOOK-ENTRY SYSTEM

         The following provisions will apply to the debt securities of any series if the prospectus supplement relating to such series so indicates.

         Unless otherwise indicated in the applicable prospectus supplement, the debt securities of that series will be issued in book-entry form and will be represented by one or more global securities registered in the name of The Depository Trust Company, New York, or its nominee. This means that Operating Company will not issue certificates to each holder. Each global security will be issued to DTC, which will keep a computerized record of its participants, such as your broker, whose clients have purchased debt securities. Each participant will then keep a record of its clients who purchased the debt securities. Unless it is exchanged in whole or in part for a certificate, a global security may not be transferred, except that DTC, its nominees, and their successors may transfer a global security as a whole to one another.

         Beneficial interests in global securities will be shown on, and transfers of global securities will be made only through, records maintained by DTC and its participants. If you are not a participant in DTC, you may beneficially own debt securities held by DTC only through a participant.

         The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act. DTC holds the securities that its participants deposit. DTC also records the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants' accounts. This eliminates the need to exchange certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The rules that apply to DTC and its participants are on file with the SEC.

         DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a participant.

         DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

         Operating Company will wire payments of principal, premium, if any, and interest to DTC's nominee. Operating Company and the trustee will treat DTC's nominee as the owner of the global securities for all purposes. Accordingly, Operating Company, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global securities.

         It is DTC's current practice, upon receipt of any payment of principal or interest, to credit participants' accounts on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to participants whose accounts are credited with debt securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global securities, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interests, as is the case with debt securities held for the account of customers registered in "street name." However, payments will be the responsibility of the participants and not of DTC, the trustee or Operating Company.

         So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the indenture. Owners of beneficial interests in a global security (a) will not be entitled to have the debt securities represented by that global security registered in their names, (b) will not receive or be entitled to receive physical delivery of the debt securities in definitive form, and (c) will not be considered the owners or holders of the debt securities under the indenture. Operating Company will issue debt securities of any series then represented by global securities in definitive form in exchange for those global securities if:

         o DTC notifies Operating Company that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by Operating Company within 90 days; or

         o Operating Company determine not to require all of the debt securities of a series to be represented by a global security.

         If Operating Company issues debt securities in definitive form in exchange for a global security, an owner of a beneficial interest in the global security will be entitled to have debt securities equal in principal amount to the beneficial interest registered in its name and will be entitled to physical delivery of those debt securities in definitive form. Debt securities issued in definitive form will, except as set forth in the applicable prospectus supplement, be issued in denominations of $1,000 and any multiple of $1,000 and will be issued in registered form only, without coupons.

INDENTURES

         Debt securities that will be senior debt will be issued under a senior indenture between us and The Bank of Nova Scotia Trust Company of New York, as trustee. Operating Company calls that indenture, as it may be supplemented from time to time, the Senior Debt Indenture. Debt securities that will be subordinated debt will be issued under a Subordinated Indenture between Operating Company and The Bank of Nova Scotia Trust Company of New York, as trustee. Operating Company calls that indenture, as it may be supplemented from time to time, the Subordinated Debt Indenture. Operating Company refers to The Bank of Nova Scotia Trust Company of New York as the "senior debt indenture trustee" or as the "subordinated debt indenture trustee" as the context may require.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

         Holders of subordinated debt securities should recognize that contractual provisions in the Subordinated Debt Indenture may prohibit Operating Company from making payments on these securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the Subordinated Debt Indenture, to all of the senior indebtedness of Operating Company as defined in the Subordinated Debt Indenture.

         Unless otherwise provided in the applicable prospectus supplement, the subordination provisions of the Subordinated Debt Indenture will apply to subordinated debt securities. The Subordinated Debt Indenture provides that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, or provision has been made to make these payments in full, no payment of principal of, or any premium or interest on, any subordinated debt securities may be made in the event:

         o of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings involving us or a substantial part of our property;

         o that (a) a default has occurred in the payment of principal, any premium, interest or other monetary amounts due and payable on any senior indebtedness or (b) there has occurred any other event of default concerning senior indebtedness, that permits the holder or holders of the senior indebtedness to accelerate the maturity of the senior indebtedness, with notice or passage of time, or both, and that event of default has continued beyond the applicable grace period, if any, and that default or event of default has not been cured or waived or has not ceased to exist; or

         o that the principal of and accrued interest on any subordinated debt securities have been declared due and payable upon an event of default as defined under the Subordinated Debt Indenture and that declaration has not been rescinded and annulled as provided under the Subordinated Debt Indenture.


         The subordinated debt securities may have such other subordination provisions as are set forth in the applicable prospectus supplement.

CONSOLIDATION, MERGER AND SALE OF ASSETS

         Operating Company may not consolidate or merge with or into any other person, including any other entity, or convey, transfer or lease all or substantially all of our properties and assets to any person or group of affiliated persons unless:

         o Operating Company is the continuing corporation or the person, if other than Operating Company, formed by such consolidation or with which or into which Operating Company is merged or the person to which all or substantially all its properties and assets are conveyed, transferred or leased is a corporation or other entity organized and existing under the laws of the United States, any of its States or the District of Columbia and expressly assumes Operating Company's obligations under the debt securities and each indenture; and

         o immediately after giving effect to the transaction, there is no default and no event of default under the relevant indenture.

         If Operating Company consolidates with or merges into any other corporation or entity or conveys, transfers or leases all or substantially all of its property and assets as described in the preceding paragraph, the successor corporation or entity shall succeed to and be substituted for Operating Company, and may exercise its rights and powers under the indentures, and thereafter, except in the case of a lease, Operating Company will be relieved of all obligations and covenants under the indentures and all outstanding debt securities.

EVENTS OF DEFAULT

         Unless otherwise specified in the applicable prospectus supplement, "events of default" under each indenture with respect to debt securities of any series will include:

         o default in the payment of interest on any debt security of that series when due that continues for a period of 30 days;

         o default in the payment of principal of or premium on any debt security of that series when due;

         o default in the deposit of any sinking fund payment on that series for five days after it becomes due;

         o failure to comply with any of our other agreements contained in the indenture for a period of 60 days after written notice to Operating Company in accordance with the terms of the indenture;

         o failure to pay when due the principal of, or acceleration of, any indebtedness for money borrowed by us in excess of the amount specified in the indenture, if the indebtedness is not discharged, or the acceleration is not annulled, within 30 days of Operating Company's receiving written notice of the failure in accordance with the indenture;

         o        certain events of bankruptcy, insolvency or reorganization;
                  and

         o any other events of default specified in the applicable prospectus supplement.

         No event of default with respect to a particular series of debt securities, except as to certain events involving bankruptcy, insolvency or reorganization with respect to Operating Company, necessarily constitutes an event of default with respect to any other series of debt securities.

         In general, each indenture obligates the trustee to give notice of a default with respect to a series of debt securities to the holders of that series. The trustee may withhold notice of any default, except a default in payment on any debt security, if the trustee determines it is in the best interest of the holders of that series to do so.

         If there is a continuing event of default, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of an affected series may require us to repay immediately the unpaid principal, or if the debt securities of that series are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series, of and interest on all debt securities of that series. Subject to certain conditions, the holders of a majority in principal amount of the debt securities of a series may rescind our obligation to accelerate repayment and may waive past defaults, except a default in payment of the principal of and premium, if any, and interest on any debt security of that series and some covenant defaults under the terms of that series.

         Under the terms of each indenture, the trustee may refuse to enforce the indenture or the debt securities unless it first receives satisfactory security or indemnity from the holders of debt securities. Subject to limitations specified in each indenture, the holders of a majority in principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

         No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to each indenture or for the appointment of a receiver or trustee, or for any other remedy under each indenture except as set forth in the applicable prospectus supplement.

         Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on the debt security on or after the due dates expressed in the debt security and to institute suit for the enforcement of any such payment.

         Each indenture requires Operating Company to furnish to the trustee annually a certificate as to our compliance with such indenture.

SATISFACTION AND DISCHARGE

         Operating Company can discharge or defease its obligations under the indentures as stated below or as provided in the applicable prospectus supplement.

         Unless otherwise provided in the applicable prospectus supplement, Operating Company may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. Operating Company may effect a discharge by irrevocably depositing with the trustee cash or United States government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.

MODIFICATION OF THE INDENTURES


         Each indenture permits Operating Company and the relevant trustee to amend the indenture without the consent of the holders of any of the debt securities:




         o to evidence the succession of another corporation or entity and the assumption of Operating Company's covenants under such indenture and the debt securities;

         o to add to our covenants or to the events of default or to make certain other changes which would not adversely affect in any material respect the holder of any outstanding debt securities;

         o        to cure any ambiguity, defect or inconsistency; and

         o        for other purposes as described in each indenture.

         Each indenture also permits Operating Company and the trustee, with the consent of the holders of a majority in principal amount of the debt securities of each series affected by the amendment, with each such series voting as a class, to add any provisions to or change or eliminate any of the provisions of such indenture or any supplemental indenture or to modify the rights of the holders of debt securities of each series, provided, however, that, without the consent of the holder of each debt security so affected, no such amendment may:

         o change the maturity of the principal of or premium, if any, or any installment of principal or interest on any debt security;

         o reduce the principal amount of any debt security, or the rate of interest or any premium payable upon the redemption, repurchase or repayment of any debt security, or change the manner in which the amount of any of the foregoing is determined;

         o reduce the amount of principal payable upon acceleration of maturity;

         o change the place of payment where, or the currency or currency unit in which, any debt security or any premium or interest on the debt security is payable;

         o reduce the percentage in principal amount of affected debt securities the consent of whose holders is required for amendment of the indenture or for waiver of compliance with some provisions of the indenture or for waiver of some defaults; or

         o modify the provisions relating to waiver of some defaults or any of the provisions relating to amendment of the indenture except to increase the percentage required for consent or to provide that some other provisions of the indenture may not be modified or waived.

         The holders of a majority in principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of that series, waive, insofar as is applicable to that series, Operating Company's compliance with some restrictive provisions of the indentures.

         Operating Company may not amend the Subordinated Debt Indenture to alter the subordination of any outstanding subordinated debt securities in a manner adverse to the holders of senior indebtedness without the written consent of the holders of senior indebtedness then outstanding under the terms of such senior indebtedness.

DEFEASANCE AND COVENANT DEFEASANCE

         Except as provided in the applicable prospectus supplement, Operating Company may elect either


         o to be discharged from all our obligations in respect of debt securities of any series, except for its obligations to register the transfer or exchange of debt securities, to replace temporary, destroyed, stolen, lost or mutilated debt securities, to maintain paying agencies and to hold monies for payment in trust (we will refer to this discharge as "defeasance"), or

         o to be released from its obligations to comply with some restrictive covenants applicable to the debt securities of any series (we will refer to this release as "covenant defeasance");

in either case upon the deposit with the trustee, or other qualifying trustee, in trust, of money and/or U.S. government obligations which will provide money sufficient to pay all principal of and any premium and interest on the debt securities of that series when due. Operating Company may establish such a trust only if, among other things, it has received an opinion of counsel to the effect that the holders of debt securities of the series (a) will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance or covenant defeasance and (b) will be subject to federal income tax on the same amounts, and in the same manner and at the same times as would have been the case if the deposit, defeasance or covenant defeasance had not occurred. The opinion, in the case of defeasance under the first bullet point above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax laws occurring after the date of the relevant indenture.

         Operating Company may exercise the defeasance option with respect to debt securities notwithstanding its prior exercise of the covenant defeasance option. If Operating Company exercises the defeasance option, payment of the debt securities may not be accelerated because of a default. If we exercise the covenant defeasance option, payment of the debt securities may not be accelerated by reason of a default with respect to the covenants to which covenant defeasance is applicable. However, if the acceleration were to occur by reason of another default, the realizable value at the acceleration date of the money and U.S. government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

CONVERSION RIGHTS



         The terms and conditions, if any, on which debt securities being offered are convertible into Class A common stock or other securities will be set forth in an applicable prospectus supplement. Such terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or Operating Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event that the debt securities are redeemed.



REGARDING THE TRUSTEE

         The Bank of Nova Scotia Trust Company of New York will serve as the senior debt indenture trustee and as the subordinated debt indenture trustee. The Bank of Nova Scotia Trust Company of New York currently serves as trustee under the indenture governing our senior subordinated notes.

         Each indenture contains limitations on the rights of the trustee, should the trustee become our creditor, to obtain payment of claims in some cases, or to realize on specified property received in respect of these claims, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates, provided, however, that if it acquires any conflicting interest as described under the Trust Indenture Act of 1939, it must eliminate the conflict or resign.

                          DESCRIPTION OF THE GUARANTEES

         Emmis may from time to time guarantee the obligations of Operating Company relating to its debt securities issued under this prospectus.

         Operating Company may from time to time guarantee the obligations of Emmis relating to its debt securities issued under this prospectus.

         Certain of the direct and indirect wholly-owned subsidiaries of Emmis may guarantee the obligations of Emmis and/or Operating Company relating to the debt securities of either of them issued under this prospectus.



         The specific terms and provisions of each guarantee, including any provisions relating to the subordination of any guarantee, will be described in the applicable prospectus supplement. The obligations of each guarantor under its guarantee will be limited as necessary to seek to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable federal or state law.

                              PLAN OF DISTRIBUTION

         We may sell the securities being offered by this prospectus in various ways, including through agents, through underwriters, through dealers and directly to one or more other purchasers.

         We may designate agents from time to time to solicit offers to purchase these securities. We will name any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, as amended, and state any commissions we are to pay to that agent in the applicable prospectus supplement. That agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

         If we use any underwriters to offer and sell these securities, we will enter into an underwriting agreement with those underwriters when we and they determine the offering price of the securities, and we will include the names of the underwriters and the terms of the transaction in the applicable prospectus supplement.

         If we use a dealer to offer and sell these securities, we will sell the securities to the dealer, as principal, and will name the dealer in the applicable prospectus supplement. The dealer may then resell the securities to the public at varying prices to be determined by that dealer at the time of resale.

         Our net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through an agent -- in each case, less other expenses attributable to issuance and distribution.

         Sales of shares of Class A common stock and other securities also may be effected from time to time in one or more types of transactions (which may include block transactions, special offerings, exchange distributions, secondary distributions or purchases by a broker or dealer) on the Nasdaq National Market or any other national securities exchange or automated trading and quotation system on which the Class A common stock or other securities are listed, in the over-the-counter market, in negotiated transactions, through options transactions relating to the shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Such transactions may or may not involve brokers or dealers. Any shares of Class A common stock offered under this prospectus will be listed on the Nasdaq National Market, subject to notice of issuance.

         Each issue of preferred stock, warrants and debt securities will be a new issue of securities with no established trading market. It has not been established whether the underwriters, if any, of the securities will make a market in these securities. If a market in the preferred stock, warrants or debt securities is made by any such underwriters, such market-making may be discontinued at any time without notice. We can give no assurance as to the liquidity of the trading market of these securities.

         In order to facilitate the offering of the securities offered under this prospectus, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in these securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of these securities or of any other securities, the underwriters may bid for, and purchase, these securities or any other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of these securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

         If so indicated in the applicable prospectus supplement, one or more firms, which we refer to as "remarketing firms," acting as principals for their own accounts or as agents for us, may offer and sell these securities as part of a remarketing upon their purchase, in accordance with their terms. We will identify any remarketing firm, the terms of its agreement, if any, with us and its compensation in the applicable prospectus supplement.

         Remarketing firms, agents, underwriters and dealers may be entitled under agreements with us to indemnification by us against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

         If so indicated in the prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by some purchasers to purchase debt securities, purchase contracts or units, as the case may be, from us at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject to only those conditions described in the prospectus supplement, and the prospectus supplement will state the commission payable for solicitation of these offers.

         Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

                                  LEGAL MATTERS

         Certain legal matters relating to the validity of the securities will be passed upon for the Company by Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York, and by Bose McKinney & Evans LLP, Indianapolis, Indiana. Certain legal matters will be passed upon for the underwriters, if any, by Latham & Watkins, New York, New York, or by the counsel named in the applicable prospectus supplement.

                                     EXPERTS

         The consolidated financial statements of Emmis and its subsidiaries as of February (29) 28, 2000 and 2001 and for each of the three years in the period ended February 28, 2001, incorporated by reference in this prospectus and elsewhere in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

         The audited financial statements of Sinclair Broadcast Group, Inc.'s St. Louis Radio Group as of December 31, 1999 and for the year ended December 31, 1999, incorporated by reference in this prospectus and elsewhere in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

         The combined financial statements of KZLA-FM and the related FCC broadcasting license owned by Bonneville Holding Company as of and for the year ended December 31, 1999, incorporated in this prospectus by reference from Emmis Communications Corporation's Registration Statement on Form S-4 filed on June 1, 2001, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

         The audited financial statements of Lee Enterprises, Incorporated, Certain Broadcasting Operations as of September 30, 1999 and 2000 and for each of the three years in the period ended September 30, 2000, which are incorporated by reference in this prospectus, have been audited by McGladrey & Pullen, LLP, independent public accountants, as indicated in their report incorporated by reference herein and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

================================================================================



                                  $500,000,000

                        EMMIS COMMUNICATIONS CORPORATION
                              Class A Common Stock
                              Preferred Stock
                              Depositary Shares
                              Debt Securities
                              Warrants
          Guarantees of the Debt Securities of Emmis Operating Company

                                   ----------


                             EMMIS OPERATING COMPANY
                                 Debt Securities
      Guarantees of the Debt Securities of Emmis Communications Corporation




                                  --------------

                                   Prospectus

                                         , 2001
                                  --------------


         No person has been authorized to give any information or to make any representation other than those contained in this prospectus, and, if given or made, any information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy these securities in any circumstances in which this offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made under this prospectus shall, under any circumstances, create any implication that there has been no change in the affairs of Emmis Communications Corporation, Emmis Operating Company or any subsidiary guarantor that has guarantees registered under this prospectus since the date of this prospectus or that the information contained in this prospectus is correct as of any time subsequent to its date.

         Broker-dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the broker-dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following sets forth expenses, other than underwriting fees and commissions, expected to be borne by the Registrants in connection with the distribution of the securities being registered:




      Securities and Exchange Commission registration fee.................               $125,000
      NASD filing fee ....................................................                 30,500
      Legal ..............................................................                100,000
      Printing ...........................................................                 25,000
      Accounting .........................................................                 50,000
      Miscellaneous ......................................................                 20,500
                                                                                         --------
                             TOTAL .......................................               $351,000
                                                                                         ========


         All amounts listed above, except for the SEC registration fee, are estimates.

ITEM 15 - INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Emmis Communications Corporation and Emmis Operating Company are Indiana corporations. Chapter 37 of The Indiana Business Corporation Law (the "IBCL") requires a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or an officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, against reasonable expenses, including counsel fees, incurred in connection with the proceeding. Emmis' Second Amended and Restated Articles of Incorporation expressly require such indemnification.

         The IBCL also permits a corporation to indemnify a director, officer, employee or agent who is made a party to a proceeding because the person was a director, officer, employee or agent of the corporation or its subsidiary against liability incurred in the proceeding if (i) the individual's conduct was in good faith and (ii) the individual reasonably believed (A) in the case of conduct in the individual's official capacity with the corporation that the conduct was in the corporation's best interests and (B) in all other cases that the individual's conduct was at least not opposed to the corporation's best interests and (iii) in the case of a criminal proceeding, the individual either
(A) had reasonable cause to believe the individual's conduct was lawful or (B) had no reasonable cause to believe the individual's conduct was unlawful. The IBCL also permits a corporation to pay for or reimburse reasonable expenses incurred before the final disposition of the proceeding and permits a court of competent jurisdiction to order a corporation to indemnify a director or officer if the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the person met the standards for indemnification otherwise provided in the IBCL.

         Emmis' Second Amended and Restated Articles of Incorporation generally provide that any director or officer of Emmis or any person who is serving at the request of Emmis as a director, officer, employee or agent of another entity shall be indemnified and held harmless by Emmis to the fullest extent authorized by the IBCL. The Second Amended and Restated Articles of Incorporation also provide such persons with certain rights to be paid by Emmis the expenses incurred in defending proceedings in advance of their final disposition and authorize Emmis to maintain insurance to protect itself and any director, officer, employee or agent of Emmis or any person who is or was serving at the request of Emmis as a director, officer, partner, trustee, employee or agent of another entity against expense, liability or loss, whether or not Emmis would have the power to indemnify such person against such expense, liability or loss under the Second Amended and Restated Articles of Incorporation.



         The charter or similar documents of Operating Company and the subsidiary guarantors listed as registrants under this registration statement contain similar provisions.


ITEM 16 - EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


1.1***            Form of Underwriting Agreement.
3.1               Second Amended and Restated Articles of Incorporation of Emmis
                  Communications Corporation, incorporated by reference to
                  Exhibit 3.1 to Emmis Communication Corporation's Form 10-K/A
                  for the year ended February 29, 2000.
3.2***            Amendment to Articles of Incorporation of Emmis Communications
                  Corporation relating to the Preferred Stock.
3.3               Amended and Restated Bylaws of Emmis Communications
                  Corporation, incorporated by reference to Exhibit 3.2 to Emmis
                  Communications Corporation's Annual Report on Form 10-K/A for
                  the year ended February 29, 2000.
3.4*              Articles of Incorporation of Emmis Operating Company.
3.5*              Code of By-Laws of Emmis Operating Company.
3.6*              Articles of Incorporation of Emmis Radio Corporation and the
                  amendment thereto.
3.7*              Code of By-Laws of Emmis Radio Corporation.
3.8*              Amended and Restated Articles of Incorporation of SJL of
                  Kansas Corp.
3.9*              Amended and Restated By-Laws of SJL of Kansas Corp.
3.10*             Amended and Restated Articles of Incorporation of Topeka
                  Television Corporation.
3.11*             Amended and Restated By-Laws of Topeka Television Corporation.
3.12*             Articles of Incorporation of Emmis Meadowlands Corporation.
3.13*             Code of By-Laws of Emmis Meadowlands Corporation.
3.14*             Articles of Incorporation of Emmis Publishing Corporation and
                  articles of amendment thereto.
3.15*             Code of By-Laws of Emmis Publishing Corporation.
3.16*             Articles of Incorporation of Emmis International Broadcasting
                  Corporation.
3.17*             Bylaws of Emmis International Broadcasting Corporation.
3.18*             Articles of Incorporation of Emmis Latin America Broadcasting
                  Corporation.
3.19*             Code of By-Laws of Emmis Latin America Broadcasting
                  Corporation.
3.20*             Articles of Incorporation of Emmis South America Broadcasting
                  Corporation.
3.21*             Code of By-Laws of Emmis South America Broadcasting
                  Corporation.
3.22*             Agreement of Limited Partnership of Emmis Indiana
                  Broadcasting, L.P.
3.23*             Certificate of Indiana Limited Partnership of Emmis Indiana
                  Broadcasting, L.P. and the amendment thereto.
3.24*             Agreement of Limited Partnership of Emmis Publishing, L.P.
3.25*             Certificate of Indiana Limited Partnership of Emmis
                  Publishing, L.P.
3.26*             Agreement of Limited Partnership of Emmis Television
                  Broadcasting, L.P. and the first and second amendments
                  thereto.
3.27*             Certificate of Indiana Limited Partnership of Emmis Television
                  Broadcasting, L.P.
3.28*             Articles of Incorporation of Emmis License Corporation.
3.29*             Bylaws of Emmis License Corporation.
3.30*             Articles of Incorporation of Emmis Radio License Corporation
                  and the certificate of amendment thereto.
3.31*             Bylaws of Emmis Radio License Corporation.
3.32*             Articles of Incorporation of Emmis Television License
                  Corporation and the certificate of amendment thereto.
3.33*             Bylaws of Emmis Television License Corporation.
3.34*             Articles of Incorporation of Emmis License Corporation of New
                  York.
3.35*             Bylaws of Emmis License Corporation of New York.
3.36*             Articles of Incorporation of Emmis Radio License Corporation
                  of New York.
3.37*             Bylaws of Emmis Radio License Corporation of New York.
3.38*             Articles of Incorporation of Emmis Television License
                  Corporation of Wichita.
3.39*             Bylaws of Emmis Television License Corporation of Wichita.
3.40*             Articles of Incorporation of Emmis Television License
                  Corporation of Topeka.

3.41*             Bylaws of Emmis Television License Corporation of Topeka.



4.1* Form of Senior Debt Indenture between Emmis Communications Corporation and The Bank of Nova Scotia Trust Company of New York, as trustee, including as an exhibit thereto the form of note.
4.2* Form of Subordinated Debt Indenture between Emmis Communications Corporation and The Bank of Nova Scotia Trust Company of New York, as trustee, including as an exhibit thereto the form of note.
4.3* Form of Senior Debt Indenture between Emmis Operating Company and The Bank of Nova Scotia Trust Company of New York, as trustee, including as an exhibit thereto the form of note.
4.4* Form of Subordinated Debt Indenture between Emmis Operating Company and The Bank of Nova Scotia Trust Company of New York, as trustee, including as an exhibit thereto the form of note.


4.5*** Form of Warrant Agreement for Common Stock of Emmis Communications Corporation including as an exhibit thereto the form of warrant certificate.
4.6*** Form of Warrant Agreement for Preferred Stock of Emmis Communications Corporation including as an exhibit thereto the form of warrant certificate.
4.7*** Form of Warrant Agreement for Debt Securities of Emmis Communications Corporation including as an exhibit thereto the form of warrant certificate.
4.8 Form of Certificate of the Class A Common Stock of Emmis Communications Corporation, incorporated by reference to Emmis Communications Corporation's Registration Statement on Form S-1, File No. 33-73218.
4.9*** Form of Deposit Agreement, including as an exhibit thereto the form of depositary receipt for depositary shares.


5.1* Opinion of Paul, Weiss, Rifkind, Wharton & Garrison regarding the legality of the securities being registered.
5.2* Opinion of Bose McKinney & Evans LLP regarding the legality of the securities being registered.


12.1**            Statements re computation of ratios.


23.1* Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in Exhibit 5.1).
23.2*             Consent of Bose McKinney & Evans LLP (included in Exhibit
                  5.2).


23.3*             Consent of Arthur Andersen LLP, Indianapolis, Indiana.
23.4*             Consent of Arthur Andersen LLP, Baltimore, Maryland.
23.5*             Consent of Deloitte & Touche LLP.
23.6*             Consent of McGladrey & Pullen, LLP.
24.1**            Power of Attorney (included on the signature pages of this registration statement).


25.1* Statement re eligibility of trustee on Form T-1 of the Emmis Communications Corporation Senior Debt Indenture.
25.2* Statement of eligibility of trustee on Form T-1 of the Emmis Communications Corporation Subordinated Debt Indenture.
25.3* Statement of eligibility of trustee on Form T-1 of the Emmis Operating Company Senior Debt Indenture.
25.4* Statement of eligibility of trustee on Form T-1 of the Emmis Operating Company Subordinated Debt Indenture.
----------



*        Filed herewith.



**       Previously filed.



*** Subsequent to the effective date of this Registration Statement, to be filed by amendment or incorporated herein by reference.



ITEM 17 - UNDERTAKINGS.

         Each Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (5) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

         (6) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

         (7) To file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Indianapolis, Indiana, on June 21, 2001.




                            EMMIS COMMUNICATIONS CORPORATION



                            By: /s/ Walter Z. Berger
                               ----------------------------------------------
                               Name:  Walter Z. Berger
                               Title: Executive Vice President, Treasurer and
                                      Chief Financial Officer







         Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.







      SIGNATURES                                   TITLE                               DATE
      ----------                                   -----                               ----
           *                      Chairman of the Board of Directors, President      June 21, 2001
------------------------          and Chief Executive Officer and Director
    Jeffrey H. Smulyan            (Principal Executive Officer)

           *                      Executive Vice President, Treasurer and Chief      June 21, 2001
------------------------          Financial Officer (Principal Financial Officer
    Walter Z. Berger              and Principal Accounting Officer)

           *                      Director                                           June 21, 2001
------------------------
    Susan B. Bayh


           *                      Director                                           June 21, 2001
-------------------------
     Gary L. Kaseff

           *                      Director                                           June 21, 2001
-------------------------
  Richard A. Leventhal

           *                      Director                                           June 21, 2001
-------------------------
    Greg A. Nathanson

           *                      Director                                           June 21, 2001
-------------------------
     Doyle L. Rose

           *                      Director                                           June 21, 2001
-------------------------
     Frank V. Sica

           *                      Director                                           June 21, 2001
-------------------------
   Lawrence B. Sorrel


*By: /s/ J. Scott Enright
    ---------------------
      J. Scott Enright
      Attorney-in Fact

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Indianapolis, Indiana, on June 21, 2001.




                             EMMIS OPERATING COMPANY



                             By: /s/   J. Scott Enright
                                -----------------------------------------------
                                Name:  J. Scott Enright
                                Title: Vice President, Associate General
                                       Counsel and Assistant Secretary








         Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.







          SIGNATURES                                   TITLE                                   DATE
          ----------                                   -----                                   ----
               *                       Chairman of the Board of Directors, President      June 21, 2001
--------------------------------       and Chief Executive Officer and Director
       Jeffrey H. Smulyan              (Principal Executive Officer)

               *                       Executive Vice President, Treasurer and Chief      June 21, 2001
--------------------------------       Financial Officer (Principal Financial
        Walter Z. Berger               Officer and Principal Accounting Officer)


By: /s/ J. Scott Enright
   -----------------------------
        J. Scott Enright
        Attorney-in-Fact

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Indianapolis, Indiana, on June 21, 2001.




                            EMMIS RADIO CORPORATION



                            By: /s/   J. Scott Enright
                                -----------------------------------------------
                                Name:  J. Scott Enright
                                Title: Vice President, Associate General
                                       Counsel and Assistant Secretary








         Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.







         SIGNATURES                                   TITLE                                    DATE
         ----------                                   -----                                    ----
              *                        Chairman of the Board of Directors, President       June 21, 2001
--------------------------------       and Chief Executive Officer and Director
       Jeffrey H. Smulyan              (Principal Executive Officer)

              *                        Executive Vice President, Treasurer and Chief       June 21, 2001
--------------------------------       Financial Officer (Principal Financial
        Walter Z. Berger               Officer and Principal Accounting Officer)


By: /s/ J. Scott Enright
   -----------------------------
        J. Scott Enright
        Attorney-in-Fact

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Indianapolis, Indiana, on June 21, 2001.





                       EMMIS TELEVISION BROADCASTING, L.P.
                       By Emmis Communications Corporation, its General Partner



                       By: /s/   J. Scott Enright
                           -----------------------------------------------
                           Name:  J. Scott Enright
                           Title: Vice President, Associate General
                                  Counsel and Assistant Secretary








         Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.








       SIGNATURES                                 TITLE                                    DATE
       ----------                                 -----                                    ----
            *                      Chairman of the Board of Directors, President       June 21, 2001
--------------------------         and Chief Executive Officer and Director
    Jeffrey H. Smulyan             (Principal Executive Officer)

            *                      Executive Vice President, Treasurer and Chief       June 21, 2001
--------------------------         Financial Officer (Principal Financial
    Walter Z. Berger               Officer and Principal Accounting Officer)

*By:  /s/ J. Scott Enright
    ----------------------
       J. Scott Enright
       Attorney-in-Fact

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Indianapolis, Indiana, on June 21, 2001.





                             EMMIS PUBLISHING, L.P.
                             By Emmis Communications Corporation,
                                its General Partner



                             By: /s/   J. Scott Enright
                                -----------------------------------------------
                                Name:  J. Scott Enright
                                Title: Vice President, Associate General
                                       Counsel and Assistant Secretary









         Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.








     SIGNATURES                                   TITLE                                   DATE
     ----------                                   -----                                    ----
           *                       Chairman of the Board of Directors, President       June 21, 2001
-------------------------          and Chief Executive Officer and Director
    Jeffrey H. Smulyan             (Principal Executive Officer)

           *                       Executive Vice President, Treasurer and Chief       June 21, 2001
-------------------------          Financial Officer (Principal Financial
    Walter Z. Berger               Officer and Principal Accounting Officer)

*By: /s/ J. Scott Enright
     --------------------
       J. Scott Enright
       Attorney-in-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Indianapolis, Indiana, on June 21, 2001.





                             EMMIS INDIANA BROADCASTING, L.P.
                             By Emmis Communications Corporation,
                                its General Partner



                             By: /s/   J. Scott Enright
                                -----------------------------------------------
                                Name:  J. Scott Enright
                                Title: Vice President, Associate General
                                       Counsel and Assistant Secretary








         Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.







     SIGNATURES                                   TITLE                                   DATE
     ----------                                   -----                                    ----
           *                       Chairman of the Board of Directors, President       June 21, 2001
-------------------------          and Chief Executive Officer and Director
    Jeffrey H. Smulyan             (Principal Executive Officer)

           *                       Executive Vice President, Treasurer and Chief       June 21, 2001
-------------------------          Financial Officer (Principal Financial
    Walter Z. Berger               Officer and Principal Accounting Officer)

*By: /s/ J. Scott Enright
     --------------------
       J. Scott Enright
       Attorney-in-Fact




                                     11-12

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Indianapolis, Indiana, on June 21, 2001.





                              EMMIS PUBLISHING CORPORATION



                              By: /s/   J. Scott Enright
                              -----------------------------------------------
                              Name:  J. Scott Enright
                              Title: Vice President, Associate General
                                     Counsel and Assistant Secretary








         Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.








     SIGNATURES                                   TITLE                                   DATE
     ----------                                   -----                                    ----
           *                       Chairman of the Board of Directors, President       June 21, 2001
-------------------------          and Chief Executive Officer and Director
    Jeffrey H. Smulyan             (Principal Executive Officer)

           *                       Executive Vice President, Treasurer and Chief       June 21, 2001
-------------------------          Financial Officer (Principal Financial
    Walter Z. Berger               Officer and Principal Accounting Officer)

*By: /s/ J. Scott Enright
     --------------------
       J. Scott Enright
       Attorney-in-Fact

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Indianapolis, Indiana, on June 21, 2001.





                           EMMIS MEADOWLANDS CORPORATION



                           By: /s/   J. Scott Enright
                           -----------------------------------------------
                           Name:  J. Scott Enright
                           Title: Vice President, Associate General
                                  Counsel and Assistant Secretary










         Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.









     SIGNATURES                                   TITLE                                   DATE
     ----------                                   -----                                    ----
           *                       Chairman of the Board of Directors, President       June 21, 2001
-------------------------          and Chief Executive Officer and Director
    Jeffrey H. Smulyan             (Principal Executive Officer)

           *                       Executive Vice President, Treasurer and Chief       June 21, 2001
-------------------------          Financial Officer (Principal Financial
    Walter Z. Berger               Officer and Principal Accounting Officer)

*By: /s/ J. Scott Enright
     --------------------
       J. Scott Enright
       Attorney-in-Fact

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Indianapolis, Indiana, on June 21, 2001.





                          TOPEKA TELEVISION CORPORATION



                          By: /s/   J. Scott Enright
                          -----------------------------------------------
                          Name:  J. Scott Enright
                          Title: Vice President, Associate General
                                 Counsel and Assistant Secretary








         Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.







      SIGNATURES                                   TITLE                                 DATE
      ----------                                   -----                                 ----
            *                    Chairman of the Board of Directors, President       June 21, 2001
-------------------------        and Chief Executive Officer and Director
    Jeffrey H. Smulyan           (Principal Executive Officer)

            *                    Executive Vice President, Treasurer and Chief       June 21, 2001
-------------------------        Financial Officer (Principal Financial
    Walter Z. Berger             Officer and Principal Accounting Officer)


*By: /s/ J. Scott Enright
    ---------------------
      J. Scott Enright
      Attorney-in-Fact

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Indianapolis, Indiana, on June 21, 2001.





                             SJL OF KANSAS CORP.



                             By: /s/   J. Scott Enright
                             -----------------------------------------------
                             Name:  J. Scott Enright
                             Title: Vice President, Associate General
                                    Counsel and Assistant Secretary








         Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.







      SIGNATURES                                   TITLE                                 DATE
      ----------                                   -----                                 ----
            *                    Chairman of the Board of Directors, President       June 21, 2001
-------------------------        and Chief Executive Officer and Director
    Jeffrey H. Smulyan           (Principal Executive Officer)

            *                    Executive Vice President, Treasurer and Chief       June 21, 2001
-------------------------        Financial Officer (Principal Financial
    Walter Z. Berger             Officer and Principal Accounting Officer)

*By: /s/ J. Scott Enright
    ---------------------
      J. Scott Enright
      Attorney-in-Fact

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Indianapolis, Indiana, on June 21, 2001.





                         EMMIS INTERNATIONAL BROADCASTING
                         CORPORATION



                         By: /s/   J. Scott Enright
                         -----------------------------------------------
                         Name:  J. Scott Enright
                         Title: Vice President, Associate General
                                Counsel and Assistant Secretary









         Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.







      SIGNATURES                                   TITLE                                 DATE
      ----------                                   -----                                 ----
            *                    Chairman of the Board of Directors, President       June 21, 2001
-------------------------        and Chief Executive Officer and Director
    Jeffrey H. Smulyan           (Principal Executive Officer)

            *                    Executive Vice President, Treasurer and Chief       June 21, 2001
-------------------------        Financial Officer (Principal Financial
    Walter Z. Berger             Officer and Principal Accounting Officer)


*By: /s/ J. Scott Enright
    ---------------------
      J. Scott Enright
      Attorney-in-Fact

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Indianapolis, Indiana, on June 21, 2001.





                         EMMIS SOUTH AMERICA BROADCASTING
                         CORPORATION



                         By: /s/   J. Scott Enright
                         -----------------------------------------------
                         Name:  J. Scott Enright
                         Title: Vice President, Associate General
                                Counsel and Assistant Secretary









         Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.







      SIGNATURES                                   TITLE                                 DATE
      ----------                                   -----                                 ----
            *                    Chairman of the Board of Directors, President       June 21, 2001
-------------------------        and Chief Executive Officer and Director
    Jeffrey H. Smulyan           (Principal Executive Officer)

            *                    Executive Vice President, Treasurer and Chief       June 21, 2001
-------------------------        Financial Officer (Principal Financial
    Walter Z. Berger             Officer and Principal Accounting Officer)

            *                    Director                                            June 21, 2001
-------------------------
    Randall D. Bongarten

*By: /s/ J. Scott Enright
    ---------------------
      J. Scott Enright
      Attorney-in-Fact

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Indianapolis, Indiana, on June 21, 2001.





                              EMMIS LATIN AMERICA BROADCASTING
                              CORPORATION



                              By: /s/   J. Scott Enright
                              -----------------------------------------------
                              Name:  J. Scott Enright
                              Title: Vice President, Associate General
                                     Counsel and Assistant Secretary









         Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.







      SIGNATURES                                   TITLE                                 DATE
      ----------                                   -----                                 ----
            *                    Chairman of the Board of Directors, President       June 21, 2001
-------------------------        and Chief Executive Officer and Director
    Jeffrey H. Smulyan           (Principal Executive Officer)

            *                    Executive Vice President, Treasurer and Chief       June 21, 2001
-------------------------        Financial Officer (Principal Financial
    Walter Z. Berger             Officer and Principal Accounting Officer)

            *                    Director                                            June 21, 2001
-------------------------
    Randall D. Bongarten

*By: /s/ J. Scott Enright
    ---------------------
      J. Scott Enright
      Attorney-in-Fact

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Indianapolis, Indiana, on June 21, 2001.





                               EMMIS LICENSE CORPORATION




                              By: /s/   J. Scott Enright
                              -----------------------------------------------
                              Name:  J. Scott Enright
                              Title: Vice President, Associate General
                                     Counsel and Assistant Secretary









         Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.







       SIGNATURES                               TITLE                                     DATE
       ----------                               -----                                     ----
           *                       President and Director (Principal Executive         June 21, 2001
-------------------------          Officer)
     Doyle L. Rose


           *                       Executive Vice President, Treasurer and Chief       June 21, 2001
-------------------------          Officer (Principal Financial
    Walter Z. Berger               Officer and Principal Accounting Officer)


           *                       Director                                            June 21, 2001
-------------------------
   Jeffrey H. Smulyan




           *                       Director                                            June 21, 2001
-------------------------
     Gary L. Kaseff


           *                       Director                                            June 21, 2001
-------------------------
   Richard F. Cummings

*By: /s/ J. Scott Enright
    ---------------------
      J. Scott Enright
      Attorney-in-Fact

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Indianapolis, Indiana, on June 21, 2001.





                                EMMIS RADIO LICENSE CORPORATION



                                By: /s/   J. Scott Enright
                                -----------------------------------------------
                                Name:  J. Scott Enright
                                Title: Vice President, Associate General
                                       Counsel and Assistant Secretary








         Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.







       SIGNATURES                               TITLE                                     DATE
       ----------                               -----                                     ----
           *                       President and Director (Principal Executive         June 21, 2001
-------------------------          Officer)
     Doyle L. Rose


           *                       Executive Vice President, Treasurer and Chief       June 21, 2001
-------------------------          Officer (Principal Financial
    Walter Z. Berger               Officer and Principal Accounting Officer)


           *                       Director                                            June 21, 2001
-------------------------
    Jeffrey H. Smulyan




            *                      Director                                            June 21, 2001
--------------------------
    Gary L. Kaseff


            *                      Director                                            June 21, 2001
--------------------------
  Richard F. Cummings


*By: /s/ J. Scott Enright
     --------------------
       J. Scott Enright
       Attorney-in-Fact



                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Indianapolis, Indiana, on June 21, 2001.




                              EMMIS TELEVISION LICENSE CORPORATION




                              By: /s/   J. Scott Enright
                              -----------------------------------------------
                              Name:  J. Scott Enright
                              Title: Vice President, Associate General
                                     Counsel and Assistant Secretary










         Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.








       SIGNATURES                               TITLE                                     DATE
       ----------                               -----                                     ----
           *                       President and Director (Principal Executive         June 21, 2001
-------------------------          Officer)
     Doyle L. Rose


           *                       Executive Vice President, Treasurer and Chief       June 21, 2001
-------------------------          Officer (Principal Financial
    Walter Z. Berger               Officer and Principal Accounting Officer)


           *                       Director                                            June 21, 2001
-------------------------
    Jeffrey H. Smulyan




            *                      Director                                            June 21, 2001
--------------------------
    Gary L. Kaseff


            *                      Director                                            June 21, 2001
--------------------------
  Richard F. Cummings


*By: /s/ J. Scott Enright
     --------------------
       J. Scott Enright
       Attorney-in-Fact



                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Indianapolis, Indiana, on June 21, 2001.





                              EMMIS LICENSE CORPORATION OF NEW YORK



                              By: /s/   J. Scott Enright
                              -----------------------------------------------
                              Name:  J. Scott Enright
                              Title: Vice President, Associate General
                                     Counsel and Assistant Secretary











         Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.








       SIGNATURES                               TITLE                                     DATE
       ----------                               -----                                     ----
           *                       President and Director (Principal Executive         June 21, 2001
-------------------------          Officer)
     Doyle L. Rose


           *                       Executive Vice President, Treasurer and Chief       June 21, 2001
-------------------------          Officer (Principal Financial
    Walter Z. Berger               Officer and Principal Accounting Officer)


           *                       Director                                            June 21, 2001
-------------------------
    Jeffrey H. Smulyan




            *                      Director                                            June 21, 2001
--------------------------
    Gary L. Kaseff


            *                      Director                                            June 21, 2001
--------------------------
  Richard F. Cummings


*By: /s/ J. Scott Enright
     --------------------
       J. Scott Enright
       Attorney-in-Fact



                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Indianapolis, Indiana, on June 21, 2001.





                         EMMIS RADIO LICENSE CORPORATION OF NEW YORK




                         By: /s/   J. Scott Enright
                         -----------------------------------------------
                         Name:  J. Scott Enright
                         Title: Vice President, Associate General
                                Counsel and Assistant Secretary










         Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.








       SIGNATURES                               TITLE                                     DATE
       ----------                               -----                                     ----
           *                       President and Director (Principal Executive         June 21, 2001
-------------------------          Officer)
     Doyle L. Rose


           *                       Executive Vice President, Treasurer and Chief       June 21, 2001
-------------------------          Officer (Principal Financial
    Walter Z. Berger               Officer and Principal Accounting Officer)


           *                       Director                                            June 21, 2001
-------------------------
    Jeffrey H. Smulyan




            *                      Director                                            June 21, 2001
--------------------------
    Gary L. Kaseff


            *                      Director                                            June 21, 2001
--------------------------
  Richard F. Cummings


*By: /s/ J. Scott Enright
     --------------------
       J. Scott Enright
       Attorney-in-Fact



                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Indianapolis, Indiana, on June 21, 2001.





                              EMMIS TELEVISION LICENSE CORPORATION OF
                              WICHITA



                              By: /s/   J. Scott Enright
                              -----------------------------------------------
                              Name:  J. Scott Enright
                              Title: Vice President, Associate General
                                     Counsel and Assistant Secretary











         Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.







       SIGNATURES                               TITLE                                     DATE
       ----------                               -----                                     ----
           *                       President and Director (Principal Executive         June 21, 2001
-------------------------          Officer)
     Doyle L. Rose


           *                       Executive Vice President, Treasurer and Chief       June 21, 2001
-------------------------          Officer (Principal Financial
    Walter Z. Berger               Officer and Principal Accounting Officer)


           *                       Director                                            June 21, 2001
-------------------------
    Jeffrey H. Smulyan




            *                      Director                                            June 21, 2001
--------------------------
    Gary L. Kaseff


            *                      Director                                            June 21, 2001
--------------------------
  Richard F. Cummings


*By: /s/ J. Scott Enright
     --------------------
       J. Scott Enright
       Attorney-in-Fact



                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Indianapolis, Indiana, on June 21, 2001.





                         EMMIS TELEVISION LICENSE CORPORATION OF
                         TOPEKA



                         By: /s/   J. Scott Enright
                         -----------------------------------------------
                         Name:  J. Scott Enright
                         Title: Vice President, Associate General
                                Counsel and Assistant Secretary










         Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.








       SIGNATURES                               TITLE                                     DATE
       ----------                               -----                                     ----
           *                       President and Director (Principal Executive         June 21, 2001
-------------------------          Officer)
     Doyle L. Rose


           *                       Executive Vice President, Treasurer and Chief       June 21, 2001
-------------------------          Officer (Principal Financial
    Walter Z. Berger               Officer and Principal Accounting Officer)


           *                       Director                                            June 21, 2001
-------------------------
    Jeffrey H. Smulyan




            *                      Director                                            June 21, 2001
--------------------------
    Gary L. Kaseff


            *                      Director                                            June 21, 2001
--------------------------
  Richard F. Cummings


*By: /s/ J. Scott Enright
     --------------------
       J. Scott Enright
       Attorney-in-Fact



                                  EXHIBIT INDEX





EXHIBIT
NUMBER                        DESCRIPTION
------                        -----------
1.1***            Form of Underwriting Agreement.
3.1               Second Amended and Restated Articles of Incorporation of Emmis
                  Communications Corporation, incorporated by reference to
                  Exhibit 3.1 to Emmis Communication Corporation's Form 10-K/A
                  for the year ended February 29, 2000.
3.2***            Amendment to Articles of Incorporation of Emmis Communications
                  Corporation relating to the Preferred Stock.
3.3               Amended and Restated Bylaws of Emmis Communications
                  Corporation, incorporated by reference to Exhibit 3.2 to Emmis
                  Communications Corporation's Annual Report on Form 10-K/A for
                  the year ended February 29, 2000.
3.4*              Articles of Incorporation of Emmis Operating Company.
3.5*              Code of By-Laws of Emmis Operating Company.
3.6*              Articles of Incorporation of Emmis Radio Corporation and the
                  amendment thereto.
3.7*              Code of By-Laws of Emmis Radio Corporation.
3.8*              Amended and Restated Articles of Incorporation of SJL of Kansas Corp.
3.9*              Amended and Restated By-Laws of SJL of Kansas Corp.
3.10*             Amended and Restated Articles of Incorporation of Topeka
                  Television Corporation
3.11*             Amended and Restated By-Laws of Topeka Television Corporation.
3.12*             Articles of Incorporation of Emmis Meadowlands Corporation.
3.13*             Code of By-Laws of Emmis Meadowlands Corporation.
3.14*             Articles of Incorporation of Emmis Publishing Corporation and
                  articles of amendment thereto.
3.15*             Code of By-Laws of Emmis Publishing Corporation.
3.16*             Articles of Incorporation of Emmis International Broadcasting
                  Corporation.
3.17*             Bylaws of Emmis International Broadcasting Corporation.
3.18*             Articles of Incorporation of Emmis Latin America Broadcasting
                  Corporation.
3.19*             Code of By-Laws of Emmis Latin America Broadcasting Corporation.
3.20*             Articles of Incorporation of Emmis South America Broadcasting
                  Corporation.
3.21*             Code of Bylaws of Emmis South America Broadcasting Corporation.
3.22*             Agreement of Limited Partnership of Emmis Indiana Broadcasting,
                  L.P.
3.23*             Certificate of Indiana Limited Partnership of Emmis Indiana
                  Broadcasting, L.P. and the amendment thereto.
3.24*             Agreement of Limited Partnership of Emmis Publishing, L.P.
3.25*             Certificate of Indiana Limited Partnership of Emmis
                  Publishing, L.P.
3.26*             Agreement of Limited Partnership of Emmis Television
                  Broadcasting, L.P. and the first and second amendments thereto.
3.27*             Certificate of Indiana Limited Partnership of Emmis Television
                  Broadcasting, L.P.
3.28*             Articles of Incorporation of Emmis License Corporation.
3.29*             Bylaws of Emmis License Corporation.
3.30*             Articles of Incorporation of Emmis Radio License Corporation
                  and the certificate of amendment thereto.
3.31*             Bylaws of Emmis Radio License Corporation.
3.32*             Articles of Incorporation of Emmis Television License
                  Corporation and the certificate of amendment thereto.
3.33*             Bylaws of Emmis Television License Corporation.
3.34*             Articles of Incorporation of Emmis License Corporation of New
                  York.
3.35*             Bylaws of Emmis License Corporation of New York.
3.36*             Articles of Incorporation of Emmis Radio License Corporation
                  of New York.
3.37*             Bylaws of Emmis Radio License Corporation of New York.
3.38*             Articles of Incorporation of Emmis Television License
                  Corporation of Wichita.
3.39*             Bylaws of Emmis Television License Corporation of Wichita.
3.40*             Articles of Incorporation of Emmis Television License
                  Corporation of Topeka.
3.41*             Bylaws of Emmis Television License Corporation of Topeka.
4.1*              Form of Senior Debt Indenture between Emmis Communications
                  Corporation and The Bank of Nova Scotia Trust Company of New
                  York, as trustee, including as an exhibit thereto the form of note.
4.2*              Form of Subordinated Debt Indenture between Emmis
                  Communications Corporation and The Bank of Nova Scotia Trust
                  Company of New York, as trustee, including as an exhibit
                  thereto the form of note.



4.3*              Form of Senior Debt Indenture between Emmis Operating Company and The Bank of Nova Scotia Trust Company of New York, as
                  trustee, including as an exhibit thereto the form of note.
4.4*              Form of Subordinated Debt Indenture between Emmis Operating
                  Company and The Bank of Nova Scotia Trust Company of New York,
                  as trustee, including as an exhibit thereto the form of note.
4.5***            Form of Warrant Agreement for Common Stock of Emmis
                  Communications Corporation including as an exhibit thereto the form of warrant certificate.
4.6***            Form of Warrant Agreement for Preferred Stock of Emmis
                  Communications Corporation including as an exhibit thereto the form of warrant certificate.
4.7***            Form of Warrant Agreement for Debt Securities of Emmis
                  Communications Corporation including as an exhibit thereto the form of warrant certificate.
4.8               Form of Certificate of the Class A Common Stock of Emmis
                  Communications Corporation, incorporated by reference to Emmis
                  Communications Corporation's Registration Statement on Form
                  S-1, File No. 33-73218.
4.9***            Form of Deposit Agreement, including as an exhibit thereto the form of depositary receipt for depositary shares.
5.1*              Opinion of Paul, Weiss, Rifkind, Wharton & Garrison regarding the legality of the securities being registered.
5.2*              Opinion of Bose McKinney & Evans LLP regarding the legality of the securities being registered.
12.1**            Statements re computation of ratios.
23.1*             Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in Exhibit 5.1).
23.2*             Consent of Bose McKinney & Evans LLP (included in Exhibit
                  5.2).
23.3*             Consent of Arthur Andersen LLP, Indianapolis, Indiana.
23.4*             Consent of Arthur Andersen LLP, Baltimore, Maryland.
23.5*             Consent of Deloitte & Touche LLP.
23.6*             Consent of McGladrey & Pullen, LLP.
24.1**            Power of Attorney (included on the signature pages of this registration statement).
25.1*             Statement re eligibility of trustee on Form T-1 of the Emmis
                  Communications Corporation Senior Debt Indenture.
25.2*             Statement of eligibility of trustee on Form T-1 of the Emmis
                  Communications Corporation Subordinated Debt Indenture.
25.3*             Statement of eligibility of trustee on Form T-1 of the Emmis
                  Operating Company Senior Debt Indenture.
25.4*             Statement of eligibility of trustee on Form T-1 of the Emmis
                  Operating Company Subordinated Debt Indenture.



----------



*        Filed herewith.





**       Previously filed.





*** Subsequent to the effective date of this Registration Statement, to be filed by amendment or incorporated herein by reference.